Exhibit 10.3

U.S. $125,000,000

3-YEAR LETTER OF CREDIT AGREEMENT

Dated as of May 6, 2005

among

THE GAP, INC.

as Company,

THE SUBSIDIARIES OF THE COMPANY NAMED HEREIN,

as LC Subsidiaries,

and

CITIBANK, N.A.,

as LC Issuer

i

ARTICLE III

PAYMENTS, TAXES, ETC.

SECTION 3.01	Payments and Computations	24

SECTION 3.02	Taxes	24

ARTICLE IV

CONDITIONS OF ISSUANCE

SECTION 4.01	Conditions Precedent to Effectiveness of this Agreement	28

SECTION 4.02	Conditions Precedent to Each Issuance	29

ARTICLE V

REPRESENTATIONS AND WARRANTIES

SECTION 5.01	Representations and Warranties of the Company	30

ARTICLE VI

COVENANTS OF THE COMPANY

SECTION 6.01	Affirmative Covenants	32

SECTION 6.02	Negative Covenants	33

SECTION 6.03	Financial Covenants	36

SECTION 6.04	Reporting Requirements	36

ARTICLE VII

EVENTS OF DEFAULT

SECTION 7.01	Events of Default	38

ARTICLE VIII

MISCELLANEOUS

SECTION 8.01	Amendments, Etc.	40

SECTION 8.02	Notices, Etc.	41

SCHEDULES AND EXHIBITS

Schedules

Schedule I	-	Change of Control
Schedule II	-	Outstanding Balance of Existing Letters of Credit
Schedule III	-	LC Subsidiaries
Schedule IV	-	Plans
Schedule V	-	ERISA Matters
Schedule VI	-	Environmental Matters
Schedule VII	-	Existing Debt
Schedule VIII	-	Existing Liens

Exhibits

Exhibit A-1	-	Form of Opinion of Counsel to the Account Parties
Exhibit A-2	-	Form of Corporate Opinion of Special New York Counsel to the Account Parties
Exhibit B	-	Form of Compliance Certificate

3-YEAR LETTER OF CREDIT AGREEMENT, dated as of May 6, 2005 (this “Agreement”), among The Gap, Inc., a Delaware corporation (the “Company”), the LC Subsidiaries (as hereinafter defined) and Citibank, N.A. (the “LC Issuer”).

PRELIMINARY STATEMENTS:

(1) The Company, certain of its subsidiaries, and the LC Issuer entered into a Letter of Credit Agreement dated as of June 25, 2003 (the “Existing Letter of Credit Agreement”).

(2) The Company and the LC Subsidiaries are to enter into a 364-day letter of credit agreement on or about the date hereof with the LC Issuer, on substantially similar terms to the terms hereof (the “364-Day Agreement”).

(3) The Company, the LC Subsidiaries and the LC Issuer desire to enter into this Agreement to provide a trade letter of credit facility to the Company and the LC Subsidiaries as set forth below and, together with the 364-Day Agreement, to replace the Existing Letter of Credit Agreement.

NOW THEREFORE, the Company, the LC Subsidiaries and the LC Issuer agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Account Parties” means, collectively, the Company and each of the LC Subsidiaries.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person.

“Alternative Currency” means any lawful currency other than Dollars which is freely transferable and convertible into Dollars and which the LC Issuer can obtain in the ordinary course of its business.

“Applicable Issuing Office” means the office of the LC Issuer specified as its “Issuing Office” on the signature page hereto, or such other office of the LC Issuer as the LC Issuer may from time to time specify to the Company.

“Applicable Margin” means, as of any date, a percentage per annum determined by reference to the applicable Performance Level in effect on such date as set forth below:

Performance Level	Level 1	Level 2	Level 3	Level 4	Level 5	Level 6
Percentage Per Annum	0.100	0.125	0.150	0.200	0.250	0.375

“Base Rate” means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the highest of:

(a) the rate of interest announced publicly by the LC Issuer in New York, New York, from time to time, as the LC Issuer’s base rate;

(b) 1/2% per annum above the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if any such date is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by the LC Issuer on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by the LC Issuer from three New York certificate of deposit dealers of recognized standing selected by the LC Issuer, in either case adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent; and

(c)1/2 % per annum above the Federal Funds Rate.

“Business Day” means a day of the year on which banks are not required or authorized to close in New York City or San Francisco, California, or Hong Kong to the extent any Letter of Credit is issued in Hong Kong, and a day on which wire transfers may be effectuated among member banks of the Federal Reserve System through use of the fedwire funds transfer system and if the applicable Business Day relates to any Letter of Credit denominated in an Alternative Currency, a day on which commercial banks are open for business in the country of issue of such Alternative Currency and on which dealings in such Alternative Currency are carried on by such commercial banks in such country of issue (if such Alternative Currency is other than the Euro) or if such Alternative Currency is the Euro, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is in operation.

“Capital Lease” of any Person means any lease of any property (whether real, personal or mixed) by such Person as lessee, which lease should, in accordance with GAAP, be required to be accounted for as a capital lease on the balance sheet of such Person.

“Capital Lease Obligations” means the obligations of any Person to pay rent or other amounts under a Capital Lease, the amount of which is required to be capitalized on the balance sheet of such Person in accordance with GAAP.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. § 9601 et seq.), and any regulations promulgated thereunder.

“Change of Control” means the occurrence, after the date of this Agreement, of (i) any Person or two or more Persons acting in concert acquiring beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company (or other securities convertible into such securities) representing 50% or more of the combined voting power of all securities of the Company entitled to vote in the election of directors; or (ii) during any period of up to 24 consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of the Company ceasing for any reason to constitute a majority of the Board of Directors of the Company unless the Persons replacing such individuals were nominated by the Board of Directors of the Company; or (iii) any Person or two or more Persons acting in concert acquiring by contract or otherwise, or entering into a contract or arrangement which upon consummation will result in its or their acquisition of, control over securities of the Company (or other securities convertible into such securities) representing 50% or more of the combined voting power of all securities of the Company entitled to vote in the election of directors; provided, that, the Person or group of Persons referred to in clauses (i) and (iii) of this definition of Change of Control shall not include any Person listed on Schedule I hereto or any group of Persons in which one or more of the Persons listed on Schedule I are members.

“Confidential Information” means certain non-public, confidential or proprietary information and material disclosed, from time to time, either orally, in writing, electronically or in some other form by the Company in connection with the LC Facility Documents. Confidential Information shall include, but not be limited to non-public, confidential or proprietary information, trade secrets, know-how, inventions, techniques, processes, algorithms, software programs, documentation, screens, icons, schematics, software programs, source documents and other MIS related information; contracts, customer lists, financial information, financial forecasts, sales and marketing plans and information and business plans, products and product designs; textile projections and results; ideas, designs and artwork for all types of marketing, advertising, public relations and commerce (including ideas, designs and artwork related to the World Wide Web and any Web Site of the Company or any Subsidiary); textile designs; advertising, strategies, plans and results; sourcing information; vendor lists, potential product labeling and marking ideas; all materials including, without limitation, documents, drawings, samples, sketches, designs, and any other information concerning, color palette and color standards furnished to the LC Issuer by the Company or any Subsidiary; customer base(s); and other non-public information relating to the Company’s or any Subsidiary’s business.

“Consolidated” and any derivative thereof each means, with reference to the accounts or financial reports of any Person, the consolidated accounts or financial reports of such Person and each Subsidiary of such Person determined in accordance with GAAP, including principles of consolidation, consistent with those applied in the preparation of the Consolidated financial statements of the Company referred to in Section 5.01(e) hereof.

“Constitutive Documents” means, with respect to any Person, the certificate of incorporation or registration (including, if applicable, certificate of change of name), articles of incorporation or association, memorandum of association, charter, bylaws, certificate of limited partnership, partnership agreement, trust agreement, joint venture agreement, certificate of formation, articles of organization, limited liability company operating or members agreement, joint venture agreement or one or more similar agreements, instruments or documents constituting the organization or formation of such Person.

“Debt” of any Person means, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price (excluding any deferred purchase price that constitutes an account payable incurred in the ordinary course of business) of property or services, (ii) all obligations of such Person in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any capital stock of such Person or to purchase, redeem or acquire for value any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, (iii) all obligations of such Person evidenced by bonds, notes, debentures, convertible debentures or other similar instruments, (iv) all indebtedness created or arising under any conditional sale or other title retention agreement (other than under any such agreement which constitutes or creates an account payable incurred in the ordinary course of business) with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default, acceleration, or termination are limited to repossession or sale of such property), (v) all Capital Lease Obligations, (vi) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (v) above, (vii) all Debt referred to in clause (i), (ii), (iii), (iv), (v), or (vi) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any lien, security interest or other charge or encumbrance upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt and (viii) all mandatorily redeemable preferred stock of such Person, valued at the applicable redemption price, plus accrued and unpaid dividends payable in respect of such redeemable preferred stock.

“Default” means an event which would constitute an Event of Default but for the requirement that notice be given or time elapse, or both.

“Dollars,” “dollars” and the sign “$” each means lawful money of the United States.

“Domestic Subsidiary” means, at any time, any of the direct or indirect Subsidiaries of the Company that is incorporated or organized under the laws of any state of the United States of America or the District of Columbia.

“EBITDA” means, for any period, Net Income plus, to the extent deducted in determining such Net Income, the sum of (a) Interest Expense, (b) income tax expense, (c) depreciation expense and (d) amortization expense, all determined on a Consolidated basis for the Company and its Subsidiaries in accordance with GAAP.

“Effective Date” has the meaning specified in Section 4.01 hereof.

“Effective Date Rating” means, with respect to the non-credit-enhanced long-term senior unsecured debt issued by the Company, BBB- by S&P and Baa3 by Moody’s.

“Eligible Assignee” means (i) a commercial bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $100,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the OECD, or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000; provided, that, such bank is acting through a branch or agency located in the United States; (iii) a Person that is primarily engaged in the business of commercial banking and that is (a) a Subsidiary of the LC Issuer, (b) a Subsidiary of a Person of which the LC Issuer is a Subsidiary, or (c) a Person of which the LC Issuer is a Subsidiary; (iv) an Affiliate of the LC Issuer; (v) except with respect to an assignment of the obligation to Issue Letters of Credit, any other entity which is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933, as amended) which extends credit or buys loans as one of its businesses, including but not limited to, insurance companies, mutual funds and lease financing companies; and (vi) any other Person acceptable to the LC Issuer and, provided no Event of Default is continuing, the Company. No Account Party or any Affiliate thereof shall be an Eligible Assignee.

“Environmental Law” means any Requirement of Law relating to (a) the generation, use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Substances, (b) pollution or the protection of the environment, health, safety or natural resources or (c) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, including, without limitation, CERCLA, in each case as amended from time to time, and including the regulations promulgated and the rulings issued from time to time thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) which is a member of a controlled group of which the Company or any Subsidiary of the Company is a member or which is under common control with the Company or any Subsidiary of the Company within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Event” means a reportable event with respect to a Plan within the meaning of §4043 of ERISA.

“Euro” means the single currency of participating member states of the European Union.

“Events of Default” has the meaning specified in Section 7.01 hereof.

“Existing Letter of Credit Agreement” has the meaning specified in Preliminary Statement (1). “Existing Letters of Credit” has the meaning specified in Section 2.10 hereof.

“Facility Amount” means $125,000,000 as such amount may be reduced or increased from time to time in accordance with this Agreement.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the LC Issuer from three Federal funds brokers of recognized standing selected by it.

“Fiscal Quarter” means any quarter in any Fiscal Year, the duration of such quarter being defined in accordance with GAAP applied consistently with that applied in the preparation of the Company’s financial statements referred to in Section 5.01 (e) hereof.

“Fiscal Year” means a fiscal year of the Company and its Subsidiaries.

“Fixed Charge Coverage Ratio” means, for any period, the ratio of (a) the amount equal to the sum of (i) Consolidated EBITDA and (ii) Lease Expense in each case for the Company and its Subsidiaries for such period, to (b) the sum of (i) Consolidated Interest Expense and (ii) Lease Expense, in each case for the Company and its Subsidiaries for such period.

“Foreign Subsidiary” means, at any time, any direct or indirect Subsidiary of the Company that is not a Domestic Subsidiary.

“Funded Debt” means, as of any date of determination, all indebtedness (including Capital Lease Obligations but excluding all accounts payable incurred in the ordinary course of business) of the Company and its Subsidiaries on a Consolidated basis that would (or would be required to) appear as liabilities for long-term Debt, short-term Debt, current maturities of Debt, and other similar interest-bearing obligations on a Consolidated balance sheet of the Company and its Subsidiaries in accordance with GAAP.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, applied on a basis consistent (except for changes concurred in by the Company’s independent public accountants) with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered pursuant to Section 6.04.

“Governmental Authority” means any nation or government, any state, province, city, municipal entity or other political subdivision thereof, and any governmental, executive, legislative, judicial, administrative or regulatory agency, department, authority, instrumentality, commission, board or similar body, whether federal, state, provincial, territorial, local or foreign.

“Governmental Authorization” means any authorization, approval, consent, franchise, license, covenant, order, ruling, permit, certification, exemption, notice, declaration or similar right, undertaking or other action of, to or by, or any filing, qualification or registration with, any Governmental Authority.

“Hazardous Substance” means (i) any hazardous substance or toxic substance as such terms are presently defined or used in § 101(14) of CERCLA (42 U.S.C. § 9601(14)), in 33 U.S.C. § 1251 et. seq. (Clean Water Act), or 15 U.S.C. § 2601 et. seq. (Toxic Substances Control Act) and (ii) as of any date of determination, any additional substances or materials which are hereafter incorporated in or added to the definition of “hazardous substance” or “toxic substance” for purposes of CERCLA or any other applicable law.

“Hedge Agreements” means (a) any and all interest rate swaps, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swaps, cross-currency rate swaps, currency options, spot contracts or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., the International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such agreement.

“Information Memorandum” means the information memorandum dated August 2004 prepared in connection with the Revolving Credit Agreement.

“Interest Expense” of any Person for any period means the aggregate amount of interest or fees paid, accrued or scheduled to be paid or accrued in respect of any Debt (including the interest portion of rentals under Capital Leases) and all but the principal component of payments in respect of conditional sales, equipment trust or other title retention agreements paid, accrued or scheduled to be paid or accrued by such Person during such period, net of interest income, determined in accordance with GAAP.

“Issue” means, with respect to any Letter of Credit, either to issue, or to extend the expiry of, or to renew, or to increase the amount of, such Letter of Credit, and the term “Issued” or “Issuance” shall have corresponding meanings.

“LC Collateral Account” means a deposit account in the name of the Company to be designated by the LC Issuer from time to time in which cash has been deposited as collateral security for the reimbursement of drawings under any outstanding Letters of Credit in accordance with Sections 2.15 and 7.01.

“LC Facility Documents” means, collectively, this Agreement, and each application or agreement and other documents delivered in connection with Letters of Credit pursuant to Section 2.03 hereof, in each case as amended, supplemented or otherwise modified hereafter from time to time in accordance with the terms thereof and Section 8.01 hereof.

“LC Issuer” means Citibank, N.A. or any Affiliate thereof as agreed to from time to time by the Company and the LC Issuer, that may from time to time Issue Letters of Credit for the account of the Company or for the account of any LC Subsidiary.

“LC Subsidiary” means, as of the date hereof, the Subsidiaries of the Company listed on Schedule III hereto and, after the date hereof, any other Subsidiary of the Company that may from time to time become a party hereto and in connection therewith such other Subsidiary shall execute such documents as are reasonably requested by the LC Issuer to evidence its agreement to be bound hereunder as an LC Subsidiary, and for whose account the LC Issuer may from time to time Issue Letters of Credit.

“Lease Expense” means, with respect to any Person, for any period for such Person and its subsidiaries on a Consolidated basis, lease and rental expense accrued during such period under all leases and rental agreements, other than Capital Leases and leases of personal property, determined in conformity with GAAP.

“Letter of Credit” means a Trade Letter of Credit which is in form and substance satisfactory to the LC Issuer, as amended, supplemented or otherwise modified from time to time.

“Letter of Credit Liability” means, as of any date of determination, all then existing liabilities of the Company and the LC Subsidiaries to the LC Issuer in respect of the Letters of Credit Issued for the Company’s account and for the account of the LC Subsidiaries, whether such liability is contingent or fixed, and shall, in each case, consist of the sum of (i) the aggregate maximum amount (the determination of such maximum amount to assume compliance with all conditions for drawing) then available to be drawn under such Letters of Credit (including, without limitation, amounts available under such Letters of Credit for which a draft has been presented but not yet honored) and (ii) the aggregate amount which has then been paid by, and not been reimbursed to, the LC Issuer under such Letters of Credit. For the purposes of determining the Letter of Credit Liability, the face amount of Letters of Credit outstanding in an Alternative Currency shall be expressed as the equivalent of such Alternative Currency in Dollars as determined in Section 2.11(a) hereof.

“Leverage Ratio” means, as of any date of determination, the ratio of (a) the amount equal to Consolidated Funded Debt for the most recently completed four consecutive Fiscal Quarters ending on or prior to such date, to (b) Consolidated EBITDA for the most recently completed four consecutive Fiscal Quarters ending on or prior to such date, in each case for the Company and its Subsidiaries as of such date.

“Lien” means any assignment, chattel mortgage, pledge or other security interest or any mortgage, deed of trust or other lien, or other charge or encumbrance, upon property or rights (including after acquired property or rights), or any preferential arrangement with respect to property or rights (including after acquired property or rights) which has the practical effect of constituting a security interest or lien.

“Loan Party” has the meaning assigned to such term in the Revolving Credit Agreement.

“Margin Stock” has the meaning assigned to such term in Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Material Adverse Change” means any material adverse change in the business, condition (financial or otherwise), results of operations, or prospects of the Company and its Subsidiaries, taken as a whole; provided, that a downgrade of the Company’s public debt ratings or a Negative Pronouncement shall not by itself be deemed to be a material adverse change; provided, further, the occurrence or subsistence of any such material adverse change which has been disclosed (a) by the Company in any filing made with the Securities and Exchange Commission prior to the date of this Agreement, (b) by the Company in a public announcement prior to the date of this Agreement, or (c) in the Information Memorandum, shall not constitute a Material Adverse Change.

“Material Adverse Effect” means a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

“Material LC Subsidiary” means, at any date of determination, an LC Subsidiary that, either individually or together with its Subsidiaries, taken as a whole, has assets exceeding one percent (1%) of the consolidated total assets of the Company and its Subsidiaries as at the end of the immediately preceding fiscal year.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the Company or any Subsidiary of the Company or any ERISA Affiliate is making or accruing an obligation to make contributions or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Negative Pronouncement” means a public announcement by either S&P or Moody’s in respect to a possible downgrade of, or negative outlook with respect to, the public debt rating of the Company.

“Net Income” of any Person means, for any period, net income before (i) extraordinary items, (ii) the results of discontinued operations and (iii) the effect of any cumulative change in accounting principles, determined in accordance with GAAP.

“Obligation” means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 7.01(e) hereof. Without limiting the generality of the foregoing, the Obligations of the Account Parties under the LC Facility Documents include (a) the obligation to pay any reimbursement amount, interest, commissions, charges, expenses, fees, attorneys’ fees and disbursements, indemnity payments and other amounts payable by any Account Party under any LC Facility Document and (b) the obligation of any Account Party to reimburse any amount in respect of any of the foregoing items that the LC Issuer, in its sole discretion, may elect to pay or advance on behalf of such Account Party.

“OECD” means the Organization for Economic Cooperation and Development.

“Other LC Facilities” means the letter of credit facilities entered into on or about the date hereof among the Company, the L/C Subsidiaries and each of Bank of America, N.A., HSBC Bank, National Association and JPMorgan Chase Bank, each on terms substantially similar to the terms hereof and of the 364-Day Agreement, respectively, as each such agreement may be replaced, amended, supplemented or otherwise modified from time to time.

“Other Taxes” has the meaning specified in Section 3.02(b) hereof.

“Payment Office” means the office of the LC Issuer as shall be from time to time selected by the LC Issuer and notified by the LC Issuer to the Company and the LC Subsidiaries.

“Performance Level” means Performance Level 1, Performance Level 2, Performance Level 3, Performance Level 4, Performance Level 5, or Performance Level 6, as identified by reference to the public debt rating and Leverage Ratio in effect on such date as set forth below:

Performance Level	Public Debt Rating

Level 1	Long-term senior unsecured Debt of the Company rated at least A- by S&P or A3 by Moody’s or the Leverage Ratio is less than or equal to 1.25:1.00

Level 2	Long-term senior unsecured Debt of the Company rated less than Level 1 but at least BBB+ by S&P or Baa1 by Moody’s or the Leverage Ratio is less than or equal to 1.25:1.00

Level 3	Long-term senior unsecured Debt of the Company rated less than Level 2 but at least BBB by S&P or Baa2 by Moody’s or the Leverage Ratio is less than or equal to 1.25:1.00

Level 4	Long-term senior unsecured Debt of the Company rated less than Level 3 but at least BBB- by S&P or Baa3 by Moody’s or the Leverage Ratio is less than or equal to 1.50:1.00

Level 5	Long-term senior unsecured Debt of the Company rated less than Level 4 but at least BB+ by S&P or Ba1 by Moody’s or the Leverage Ratio is less than or equal to 1.75:1.00

Level 6	Long-term senior unsecured Debt of the Company rated less than Level 5 or the Leverage Ratio is greater than 1.75:1.00

For purposes of this definition, the Performance Level shall be determined by the applicable public debt rating or Leverage Ratio as follows: (a) the public debt ratings above shall be determined as follows: (i) the public debt ratings shall be determined by the then-current rating announced by either S&P or Moody’s, as the case may be, for any class of non-credit-enhanced long-term senior unsecured debt issued by the Company, (ii) if only one of S&P and Moody’s shall have in effect a public debt rating, the Performance Level shall be determined by reference to the available rating; (iii) if neither S&P nor Moody’s shall have in effect a public debt rating, the applicable Performance Level will be Performance Level 6; (iv) if the ratings on the Company’s long-term senior unsecured debt established by S&P and Moody’s shall fall within different levels, the public debt rating will be determined by the higher of the two ratings, provided, that, in the event that the lower of such ratings is more than one level below the higher of such ratings, the public debt rating will be determined based upon the level that is one level above the lower of such ratings; (v) if any rating established by S&P or Moody’s shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (vi) if S&P or Moody’s shall change the basis on which ratings are established, each reference to the public debt rating announced by S&P or Moody’s, as the case may be, shall refer to the then equivalent rating by S&P or Moody’s, as the case may be; (b) the Leverage Ratio shall be determined on the basis of the most recent certificate of the Company to be delivered pursuant to Section 6.04(c) for the most recently ended Fiscal Quarter or Fiscal Year and any change in the Leverage Ratio shall be effective one Business Day after the date on which the LC Issuer receives such certificate; provided, that until the Company has delivered to the LC Issuer such certificate pursuant to Section 6.04(c) in respect of the first Fiscal Quarter of 2005, the Leverage Ratio shall be deemed to be at Level 3; provided, further, that for so long as the Company has not delivered such certificate when due pursuant to Section 6.04(c), the Leverage Ratio shall be deemed to be at the level set forth in Level 6 until the respective certificate is delivered to the LC Issuer; and (c) the Performance Level shall be determined in accordance with the Company’s respective public debt rating and Leverage Ratio, provided, that, if the Company’s public debt rating and the Leverage Ratio shall fall within different levels, the Performance Level will be determined by the higher of the public debt rating and the Leverage Ratio, provided, further, that, in the event that the lower of the Company’s public debt rating and the Leverage Ratio is more than one level below the higher of the Company’s public debt rating and the Leverage Ratio, the Performance Level shall be determined based upon the level that is one level above the lower of the Company’s public debt rating and the Leverage Ratio.

“Permitted Liens” means:

(i) Liens for taxes, assessments or governmental charges or levies to the extent not past due or to the extent contested, in good faith, by appropriate proceedings and for which adequate reserves have been established;

(ii) Liens imposed by law, such as materialman’s, mechanic’s, carrier’s, worker’s, landlord’s and repairman’s Liens and other similar Liens arising in the ordinary course of business which relate to obligations which are not overdue for a period of more than 30 days or which are being contested in good faith, by appropriate proceedings and for which reserves required by GAAP have been established;

(iii) pledges or deposits in the ordinary course of business to secure obligations (including to secure letters of credit posted in connection therewith) under worker’s compensation or unemployment laws or similar legislation or to secure the performance of leases or contracts (including insurance contracts issued by insurance companies which are Subsidiaries of the Company) entered into in the ordinary course of business or of public or statutory obligations, bids, or appeal bonds;

(iv) zoning restrictions, easements, licenses, landlord’s Liens or restrictions on the use of property which do not materially impair the use of such property in the operation of the business of the Company or any of its Subsidiaries;

(v) Liens upon assets subject to a Capital Lease and securing payment of the obligations arising under such Capital Lease;

(vi) Liens of the Company and its Subsidiaries not described in the foregoing clauses (i) through (v) existing on the Effective Date and listed on Schedule VIII and any extensions, renewals or replacements of such Liens for the same or lesser amount, provided, that, no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced;

(vii) judgment Liens in respect of judgments that do not constitute an Event of Default under Section 7.01(f); and

(viii) Liens arising out of or pursuant to this Agreement and the Other LC Facilities.

“Person” means an individual, partnership, limited liability company, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Plan” means an employee benefit plan (other than a Multiemployer Plan) maintained by the Company, any Subsidiary of the Company or any ERISA Affiliate for its employees and subject to Title IV of ERISA.

“Requirements of Law” means, with respect to any Person, all laws, constitutions, statutes, treaties, ordinances, rules and regulations, all orders, writs, decrees, injunctions, judgments, determinations and awards of an arbitrator, a court or any other Governmental Authority, and all Governmental Authorizations, binding upon or applicable to such Person or to any of its properties, assets or businesses.

“Responsible Officer” means, with respect to any certificate, report or notice to be delivered or given hereunder, unless the context otherwise requires, the president, chief executive officer, chief financial officer or treasurer of the Company or other executive officer of the Company who in the normal performance of his or her operational duties would have knowledge of the subject matter relating to such certificate, report or notice.

“Revolving Credit Agreement” means that certain Revolving Credit Agreement dated as of August 30, 2004 between the Company, certain of its Subsidiaries and the banks and financial institutions listed therein, as such agreement may be replaced, amended, supplemented or otherwise modified from time to time.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.

“Subsidiary” means, with respect to any Person, any corporation, partnership, trust or other Person of which more than 50% of the outstanding capital stock (or similar property right in the case of partnerships and trusts and other Persons) having ordinary voting power to elect a majority of the board of directors of such corporation (or similar governing body or Person with respect to partnerships and trusts and other Persons) (irrespective of whether or not at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

“Subsidiary LC Obligations” has the meaning specified in Section 2.12(b) hereof.

“Tangible Net Worth” means the consolidated shareholder’s equity of the Company and its Subsidiaries, determined in accordance with GAAP less goodwill and other intangibles (other than patents, trademarks, licenses, copyrights and other intellectual property and prepaid assets).

“Taxes” has the meaning specified in Section 3.02(a) hereof.

“Termination Date” means the third anniversary of the date of this Agreement, or the earlier date of termination of the obligation of the LC Issuer to issue Letters of Credit pursuant to Section 7.01 hereof.

“364-Day Agreement” has the meaning set forth in the Preliminary Statements hereto.

“Total Assets” means, as of any date of determination, the consolidated assets of the Company and its Subsidiaries at the end of the Fiscal Quarter immediately preceding such date, determined in accordance with GAAP.

“Trade Letter of Credit” means a direct-pay trade or documentary letter of credit issued for the benefit of a vendor in connection with the purchase of goods by the Company or any of its Subsidiaries in the ordinary course of business.

“UCP” has the meaning specified in Section 2.08 hereof.

“Withdrawal Liability” has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.

SECTION 1.03 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP applied in a consistent manner with that applied in the preparation of the financial statements referred to in Section 5.01 (e) hereof.

ARTICLE II

AMOUNTS AND TERMS OF LETTERS OF CREDIT

SECTION 2.01 Letters of Credit. The LC Issuer agrees, on the terms and conditions hereinafter set forth, to Issue for the account of the Company or any LC Subsidiary, one or more Letters of Credit from time to time during the period from the date of this Agreement until the day that is five Business Days prior to the Termination Date in an aggregate undrawn amount not to exceed at any time the Facility Amount in effect at such time (inclusive of the Dollar equivalent of Letters of Credit Issued in Euro, or in any other Alternative Currency if the LC Issuer agrees to issue Letters of Credit in such other Alternative Currency), each such Letter of Credit upon its Issuance to expire on or before the date which occurs one year from the date of its initial Issuance; provided, however, that the LC Issuer shall not be obligated to, and shall not, Issue any Letter of Credit if:

(a) after giving effect to the Issuance of such Letter of Credit, the then outstanding aggregate amount of all Letter of Credit Liability shall exceed the Facility Amount then in effect;

(b) the LC Issuer shall have notified the Company that no further Letters of Credit are to be Issued by the LC Issuer due to failure to meet any of the applicable conditions set forth in Article IV, and such notice has not been withdrawn; or

(c) such Letter of Credit is requested to be Issued for the account of any LC Subsidiary that is not a Material Subsidiary but is the subject of any of the circumstances described in Section 7.01(e) hereof.

Within the limits of the obligations of the LC Issuer set forth above and in Section 2.02 hereof, the Company and each LC Subsidiary may request the LC Issuer to Issue one or more Letters of Credit, reimburse the LC Issuer for payments made thereunder pursuant to Section 2.04(a) hereof and request the LC Issuer to Issue one or more additional Letters of Credit under this Section 2.01.

SECTION 2.02 Limitation on Obligation to Issue Letters of Credit Denominated in Alternative Currencies. The LC Issuer agrees to Issue from time to time Letters of Credit denominated in Euro and in its sole discretion upon request agrees to Issue from time to time Letters of Credit denominated in other Alternative Currencies, provided, that the LC Issuer shall not be obligated to Issue any Letter of Credit denominated in Euro if, after giving effect to the Issuance of any such Letter of Credit denominated in Euro, the then outstanding aggregate amount of all Letter of Credit Liability with respect to all Letters of Credit denominated in Euro equals or exceeds (on a Dollar equivalent basis) $50,000,000.

SECTION 2.03 Issuing the Letters of Credit. Each Letter of Credit shall be Issued on a Business Day on reasonable prior notice by hand delivery, telecopier or transmitted by electronic communication (if arrangements for doing so have been approved by the LC Issuer) from the Company or any LC Subsidiary, as the case may be, to the LC Issuer as provided in the application and agreement governing such Letter of Credit specifying the date, amount, currency, expiry and beneficiary thereof, accompanied by such documents as the LC Issuer may specify to the Company or LC Subsidiary, as the case may be, in form and substance satisfactory to the LC Issuer. On the date specified by the Company or LC Subsidiary, as the case may be, in such notice and upon fulfillment of the applicable conditions set forth in Section 2.01 hereof, the LC Issuer will Issue such Letter of Credit.

SECTION 2.04 Reimbursement Obligations. The Company or the appropriate LC Subsidiary, as the case may be, shall:

(a) pay to the LC Issuer an amount equal to, and in reimbursement for, each amount which the LC Issuer pays under any Letter of Credit not later than the date which occurs one Business Day after notice from the LC Issuer to the Company of the payment of such amount by the LC Issuer under such Letter of Credit; and

(b) pay to the LC Issuer interest on each amount which the LC Issuer pays under any Letter of Credit from the date on which the LC Issuer pays such amount until such amount is reimbursed in full to the LC Issuer pursuant to subclause (i) above, payable on demand, at a fluctuating rate per annum equal to 2% per annum above the Base Rate in effect from time to time.

SECTION 2.05 Letter of Credit Facility Fees. The Company hereby agrees to pay to the LC Issuer a letter of credit facility fee, accruing from the date hereof until the Termination Date, at a rate per annum equal to the Applicable Margin in effect from time to time (i) on the Facility Amount in effect from time to time from and after such date (regardless of the actual or deemed usage thereof), payable quarterly in arrears on the last day of each January, April, July and October and on the Termination Date and (ii) on the aggregate amount of Letter of Credit Liability under all Letters of Credit that are outstanding beyond the Termination Date payable in arrears on the last day of each January, April, July and October after the Termination Date and on the first day after the Termination Date on which no Letters of Credit are outstanding.

SECTION 2.06 Indemnification; Nature of the LC Issuer’s Duties. (a) The Company agrees to indemnify and save harmless the LC Issuer from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees) which the LC Issuer may incur or be subject to as a consequence, direct or indirect, of (i) the Issuance of any Letter of Credit or (ii) any action or proceeding relating to a court order, injunction, or other process or decree restraining or seeking to restrain the LC Issuer from paying any amount under any Letter of Credit; provided, that, the LC Issuer shall not be indemnified for any of the foregoing caused by its gross negligence or willful misconduct.

(b) The obligations of the Company and each LC Subsidiary hereunder with respect to Letters of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms hereof under all circumstances, including, without limitation, any of the following circumstances:

(a) any lack of validity or enforceability of any Letter of Credit or this Agreement or any agreement or instrument relating thereto;

(b) the existence of any claim, setoff, defense or other right which the Company or any LC Subsidiary may have at any time against the beneficiary, or any transferee, of any Letter of Credit, the LC Issuer, or any other Person;

(c) any draft, certificate, or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(d) any lack of validity, effectiveness, or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part;

(e) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof;

(f) any exchange, release or non-perfection of any collateral, or any release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the obligations of the Company or an LC Subsidiary in respect of the Letters of Credit;

(g) any change in the time, manner or place of payment of, or in any other terms of, all or any of the obligations of the Company or any LC Subsidiary in respect of the Letters of Credit or any other amendment or waiver of or any consent to departure from all or any of this Agreement;

(h) any failure of the beneficiary of a Letter of Credit to strictly comply with the conditions required in order to draw upon any Letter of Credit;

(i) any misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; or

(j) any other circumstance or happening whatsoever, whether or not similar to the foregoing;

provided, that, notwithstanding the foregoing, the LC Issuer shall not be relieved of any liability it may otherwise have as a result of its gross negligence or willful misconduct.

SECTION 2.07 Increased Costs. (a) Change in Law. If, at any time after the date of this Agreement, any change in any law or regulation or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof shall either (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against letters of credit or guarantees issued by, or assets held by or deposits in or for the account of, the LC Issuer or (ii) impose on the LC Issuer any other condition regarding this Agreement or the Letters of Credit or any collateral thereon, and the result of any event referred to in clause (i) or (ii) above shall be to increase the cost (other than an increase in taxes, which increase is dealt with exclusively in Article III) to the LC Issuer of issuing, maintaining or funding the Letters of Credit, then, upon demand by the LC Issuer, the Company shall pay to the LC Issuer, from time to time as specified by the LC Issuer, additional amounts sufficient to compensate the LC Issuer for such increased cost; provided, that, the Company shall have no obligation to reimburse the LC Issuer for increased costs incurred more than 60 days prior to the date of such demand. A certificate as to the amount of such increased cost setting forth the basis for the calculation of such increased costs, submitted by the LC Issuer to the Company, shall be conclusive and binding for all purposes, absent manifest error.

(b) Capital. If, at any time after the date of this Agreement, the LC Issuer determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by the LC Issuer or any corporation controlling the LC Issuer and that the amount of such capital is increased by or based upon the existence of the LC Issuer’s commitment hereunder and other commitments of this type or the issuance of the Letters of Credit (or similar contingent obligations), then, upon written demand by the LC Issuer, the Company shall pay to the LC Issuer, from time to time as specified by the LC Issuer, additional amounts sufficient to compensate the LC Issuer or such corporation in the light of such circumstances, to the extent that the LC Issuer reasonably determines such increase in capital to be allocable to the existence of the LC Issuer’s commitment hereunder; provided, that, the Company shall have no obligation to pay such compensatory amounts that relate to an actual increase in the capital of the LC Issuer undertaken by the LC Issuer more than 60 days prior to the date of such demand. A certificate as to such amounts setting forth the basis for the calculation of such amount submitted to the Company by the LC Issuer shall be conclusive and binding for all purposes, absent manifest error.

(c) Without prejudice to the survival of any other agreement of the Company hereunder, the agreements and obligations of the Company contained in this Section 2.07 shall survive the payment in full (after the Termination Date) of all Obligations.

(d) Without affecting its rights under Sections 2.07(a) or 2.07(b) hereof or any other provision of this Agreement, the LC Issuer agrees that if there is any increase in any cost to or reduction in any amount receivable by the LC Issuer with respect to which the Company would be obligated to compensate the LC Issuer pursuant to Sections 2.07(a) or 2.07(b) hereof, the LC Issuer shall use reasonable efforts to select an alternative Applicable Issuing Office, which would not result in any such increase in any cost to or reduction in any amount receivable by the LC Issuer; provided, however, that the LC Issuer shall not be obligated to select an alternative Applicable Issuing Office if the LC Issuer determines that (i) as a result of such selection the LC Issuer would be in violation of any applicable law, regulation, treaty, or guideline, or would incur additional costs or expenses or (ii) such selection would be inadvisable for regulatory reasons or inconsistent with the interests of the LC Issuer.

SECTION 2.08 Uniform Customs and Practice. The Uniform Customs and Practice for Documentary Credits as most recently published by the International Chamber of Commerce (“UCP”) shall in all respects be deemed a part of this Article II as if incorporated herein and shall apply to the Letters of Credit.

SECTION 2.09 Reductions in Facility Amount. The Company shall have the right, upon at least three Business Days’ notice to the LC Issuer, to reduce in whole or in part the Facility Amount, provided, that, each partial reduction shall be in the aggregate amount of $10,000,000 or an integral multiple of $5,000,000 in excess thereof and no such reduction shall reduce the Facility Amount below the then outstanding aggregate amount of all Letter of Credit Liability.

SECTION 2.10 Existing Letters of Credit/Deemed Letters of Credit. (a) Existing Letters of Credit. There currently are outstanding certain Trade Letters of Credit issued by the LC Issuer under the Existing Letter of Credit Agreement the outstanding balance of each of which is set forth on Schedule II hereto (as such Schedule may be modified between the date hereof and the fifth Business Day after the Effective Date) (collectively, the “Existing Letters of Credit”). From and after the date hereof and upon fulfillment of the conditions to initial Issuance specified in Section 4.01 hereof, each such Existing Letter of Credit shall be deemed and treated for all purposes hereof (including, without limitation, the calculation of fees payable under Section 2.05 hereof, and calculating the usage of the Facility Amount under Section 2.01 hereof) as a “Letter of Credit” hereunder, any participation interest existing prior to the date hereof of the LC Issuer in such Existing Letters of Credit shall, without further action on its part, be deemed extinguished in full and the LC Issuer, without further act on its part, shall be deemed to have Issued each such Existing Letter of Credit as provided in Section 2.01 hereof.

(b) Deemed Letters of Credit. The Company may, not less than 30 days prior to the date upon which the commitments under the 364-Day Agreement will terminate (the “364-Day Termination Date”) deliver a notice to the LC Issuer (the “Notice of Election”), notifying the LC Issuer that the Company is electing to treat certain letters of credit issued under the 364-Day Agreement as issued under this Agreement. On the 364-Day Termination Date, and upon fulfillment of the conditions to Issuance set forth in Section 4.02 hereof, any letter of credit issued pursuant to the terms of the 364-Day Agreement and identified by the Company not less than five days prior to the 364-Day Termination Date in a written notice to the LC Issuer as being the subject of this Section 2.10(b) shall be deemed and treated for all purposes hereof (including, without limitation, calculating the usage of the Facility Amount under Section 2.01 hereof) as a “Letter of Credit” hereunder and the LC Issuer, without further act on its part, shall be deemed to have Issued each such letter of credit as provided in Section 2.01 hereof; provided, however, that the LC Issuer shall not be obligated to, and shall not, treat any such letter of credit as having been Issued hereunder if, after giving effect to the deemed Issuance of such Letter of Credit, the then outstanding aggregate amount of all Letter of Credit Liability shall exceed the Facility Amount then in effect.

SECTION 2.11 Currency Provisions.

(a) Equivalents. For purposes of the provisions of Article II, (i) the equivalent in Dollars of any Alternative Currency shall be determined by using the mean of the bid and offer quoted spot rates at which the LC Issuer’s principal office in New York, New York offers to exchange Dollars for such Alternative Currency in New York, New York at 11:00 A.M. (New York City time) on the Business Day on which such equivalent is to be determined and (ii) the equivalent in any Alternative Currency of Dollars shall be determined by using the mean of the bid and offer quoted spot rates at which the LC Issuer’s principal office in New York, New York offers to exchange such Alternative Currency for Dollars in New York, New York at 11:00 A.M. (New York City time) on the Business Day on which such equivalent is to be determined.

(b) Commitment. For purposes of determining the unused portion of the Facility Amount of the LC Issuer specified in Section 2.01 hereof, the equivalent in Dollars of each Letter of Credit issued by the LC Issuer in an Alternative Currency as determined on the date of the Issuance of such Letter of Credit shall be the amount of the

Facility Amount of the LC Issuer used in connection with the Issuance of such Letter of Credit. Further adjustments shall be made with respect to the unused portion of the Facility Amount of the LC Issuer to Issue Letters of Credit based upon fluctuations thereafter in the value of the Alternative Currency of such Letter of Credit as provided in subsection (c) below.

(c) Mark to Market. If, on any day, the equivalent in Dollars of the aggregate face amount of all Letters of Credit then outstanding exceeds the Facility Amount then in effect, the Company shall, upon demand by the LC Issuer, immediately deposit with the LC Issuer, in Dollars, (i) the Dollar amount of such excess plus (ii) a Dollar amount equal to the lesser of (A) $1,000,000 and (B) 5% of the Dollar equivalent of all then existing Letter of Credit Liability relating to Letters of Credit denominated in Alternative Currencies, which amount shall be held by the LC Issuer as collateral for the Company’s and LC Subsidiaries’ obligations with respect to outstanding Letters of Credit.

SECTION 2.12 Company Guaranty.

(a) Generally. The LC Issuer may, from time to time, Issue Letters of Credit for the account of each LC Subsidiary provided, that, the reimbursement and other obligations of each such LC Subsidiary are and remain unconditionally guaranteed by the Company pursuant to this Section 2.12.

(b) Guaranty. The Company hereby unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of the LC Subsidiaries now or hereafter existing under this Agreement with respect to Letters of Credit issued for the account of any of the LC Subsidiaries, including any extensions, modifications, substitutions, amendments and renewals thereof, whether for reimbursement obligations, interest, fees, expenses or otherwise (such obligations being the “Subsidiary LC Obligations”), and agrees to pay any and all expenses (including reasonable counsel fees and expenses in accordance with Section 8.04 hereof) incurred by the LC Issuer in enforcing any rights hereunder with respect to the Subsidiary LC Obligations. Without limiting the generality of the foregoing, the Company’s liability shall extend to all amounts which constitute part of the Subsidiary LC Obligations and would be owed by any LC Subsidiary to the LC Issuer hereunder, or under the Letters of Credit issued for the account of an LC Subsidiary, but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such LC Subsidiary.

(c) Guaranty Absolute. The Company guarantees that the Subsidiary LC Obligations will be paid strictly in accordance with the terms hereof regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the LC Issuer with respect thereto. The obligations of the Company hereunder are independent of the Subsidiary LC Obligations and a separate action or actions may be brought and prosecuted against the Company to enforce the guaranty contained in this Section 2.12, irrespective of whether any action is brought against any LC Subsidiary or whether any LC Subsidiary is joined in any such action or actions. The liability of the Company under the guaranty contained in this Section 2.12 shall be absolute and unconditional irrespective of:

(a) any lack of validity or enforceability of any of the Subsidiary LC Obligations or any agreement or instrument relating thereto against any LC Subsidiary or any other Person;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Subsidiary LC Obligations, or any other amendment or waiver of or any consent to departure herefrom with respect to Letters of Credit issued for the account of an LC Subsidiary including, without limitation, any increase in the Subsidiary LC Obligations resulting from the Issuance of Letters of Credit beyond the aggregate limitation specified in Section 2.01 hereof to any and all LC Subsidiaries or otherwise;

(c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Subsidiary LC Obligations;

(d) any manner of application of collateral, or proceeds thereof, to all or any of the Subsidiary LC Obligations, or any manner of sale or other disposition of any collateral for all or any of the Subsidiary LC Obligations or any other assets of an LC Subsidiary;

(e) any change, restructuring or termination of the corporate structure or existence of an LC Subsidiary or any LC Subsidiary’s lack of corporate power or authority; or

(f) any other circumstance which might otherwise constitute a defense available to, or a discharge of, a third party guarantor.

The guaranty provided in this Section 2.12 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Subsidiary LC Obligations is rescinded or must otherwise be returned by the LC Issuer upon the insolvency, bankruptcy or reorganization of an LC Subsidiary or otherwise, all as though such payment had not been made.

(d) Waivers. The Company hereby waives, to the extent permitted by applicable law:

(a) any requirement that the LC Issuer secure or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against any LC Subsidiary or any other Person or any collateral;

(b) any defense arising by reason of any claim or defense based upon an election of remedies by the LC Issuer (including, without limitation, an election to nonjudicially foreclose on any real or personal property collateral) which in any manner impairs, reduces, releases or otherwise adversely affects its subrogation, reimbursement or contribution rights or other rights to proceed against any LC Subsidiary or any other Person or any collateral;

(c) any defense arising by reason of the failure of any LC Subsidiary to properly execute any letter of credit application and agreement or otherwise comply with applicable legal formalities;

(d) any defense or benefits that may be derived from California Civil Code §§ 2808, 2809, 2810, 2819, 2845 or 2850, or California Code of Civil Procedure §§ 580a, 580d or 726, or comparable provisions of the laws of any other jurisdiction and all other suretyship defenses it would otherwise have under the laws of California or any other jurisdiction;

(e) any duty on the part of the LC Issuer to disclose to the Company any matter, fact or thing relating to the business, operation or condition of any LC Subsidiary and its respective assets now known or hereafter known by the LC Issuer;

(f) all benefits of any statute of limitations affecting the Company’s liability under or the enforcement of the guaranty provided in this Section 2.12 or any of the Subsidiary LC Obligations or any collateral;

(g) all setoffs and counterclaims;

(h) promptness, diligence, presentment, demand for performance and protest;

(i) notice of nonperformance, default, acceleration, protest or dishonor;

(j) except for any notice otherwise required by applicable laws that may not be effectively waived by the Company, notice of sale or other disposition of any collateral; and

(k) notice of acceptance of the guaranty provided in this Section 2.12 and of the existence, creation or incurring of new or additional Subsidiary LC Obligations.

SECTION 2.13 Dollar Payment Obligation. Notwithstanding any other term or provision hereof to the contrary, if the Company or any LC Subsidiary fails to reimburse the LC Issuer for any payment made by the LC Issuer under a Letter of Credit denominated in an Alternative Currency by the close of business on the Business Day when due at the Payment Office specified for such reimbursement payment in such Alternative Currency, then the payment made by the LC Issuer in such Alternative Currency shall be converted into Dollars (the “Dollar Payment Amount”) by the LC Issuer as provided for herein, and each of the Company and each LC Subsidiary for whose account such Letter of Credit was Issued agrees that it shall be unconditionally obligated to, and shall immediately, reimburse the LC Issuer the Dollar Payment Amount at the LC Issuer’s then Payment Office for Dollars.

SECTION 2.14 Applications; Survival of Provisions. This Agreement shall control over any provision of any application and agreement for Letters of Credit to the contrary, but additive or supplemental provisions of any such application and agreement shall apply to each Letter of Credit Issued pursuant to such application and agreement. The provisions in this Article shall survive the Termination Date in respect of all Letters of Credit outstanding thereafter.

SECTION 2.15 Letters of Credit Outstanding on Termination Date. On the Termination Date, the Company or the LC Subsidiaries, as the case may be, in respect of all Letters of Credit then issued and outstanding shall either:

(a) Deposit into the LC Collateral Account held by the LC Issuer cash (in Dollars) in an amount equal to the undrawn amount of such Letters of Credit on such date as security for the reimbursement of drawings thereunder which shall be used to reimburse the LC Issuer promptly upon a drawing under any such Letter of Credit, with the respective portion thereof to be returned to the Company when the respective Letter of Credit expires or is returned to the LC Issuer, and in connection therewith the Company shall execute all documents reasonably required by the LC Issuer; or

(b) Elect that such Letters of Credit be deemed issued pursuant to the terms of the Revolving Credit Agreement or any other agreement under which letters of credit may be issued and the LC Issuer is an issuing bank (in each case to the extent permitted by the terms of such agreement), following which election such Letters of Credit shall be deemed terminated according to the provisions of this Agreement and issued pursuant to the terms of the Revolving Credit Agreement or such other letter of credit agreement, as the case may be; provided, that in each case sufficient availability exists at such time under the terms of the Revolving Credit Agreement or such other letter of credit agreement, as the case may be, to permit the relevant Letters of Credit to be deemed issued thereunder.

SECTION 2.16 LC Subsidiaries. Any Subsidiary of the Company not an LC Subsidiary on the date hereof may become an “LC Subsidiary” hereunder by delivering to the LC Issuer appropriate authorizations in respect of it entering into this Agreement, a letter of credit agreement supplement in substantially the form of Exhibit D hereto (each a “Letter of Credit Agreement Supplement”), wherein such Subsidiary agrees to be bound by all terms and provisions of this Agreement relating to Letters of Credit to be issued for the account of such Subsidiary and delivers a written consent of the Company assenting to the inclusion of such Subsidiary as an “LC Subsidiary” hereunder, provided, that, no Subsidiary shall become an “LC Subsidiary” until the LC Issuer shall have notified the Company in writing that such Letter of Credit Agreement Supplement and consent are in form and substance satisfactory to the LC Issuer.

ARTICLE III

PAYMENTS, TAXES, ETC.

SECTION 3.01 Payments and Computations. (a) Except as otherwise provided in Section 3.02 hereof, the Company and each LC Subsidiary, as the case may be, shall make each payment with respect to the Letters of Credit and the LC Issuer free and clear of all claims, charges, offsets or deductions whatsoever not later than (i) if such payment relates to letter of credit facility fees or amounts (other than reimbursements for payments in an Alternative Currency made under Letters of Credit) or if such payment relates to a Letter of Credit denominated in Dollars, 1:00 P.M. (New York City time) on the day when due in Dollars to the LC Issuer at its address referred to in Section 8.02 hereof in same day funds and (ii) if such payment relates to reimbursement of a Letter of Credit denominated in an Alternative Currency, (A) in such Alternative Currency, at the LC Issuer’s Payment Office therefor so long as such payment is made by the close of business on the Business Day when due and (B) thereafter in Dollars (at the then Dollar equivalent of the amount due on such preceding Business Day), by 1:00 P.M. (New York City time) to the LC Issuer at its address referred to in Section 8.02 hereof in same day funds as provided in Section 2.13 above.

(b) The Company and each LC Subsidiary hereby authorize the LC Issuer, if and to the extent payment owed to the LC Issuer is not paid when due hereunder to charge from time to time against any or all of the Company’s or such LC Subsidiary’s accounts with the LC Issuer any amount so due (it being understood and agreed that, notwithstanding anything in this Agreement or any of the other LC Facility Documents to the contrary, accounts, deposits, sums, securities or other property of any Foreign Subsidiary or of any Subsidiary of a Foreign Subsidiary (including any Foreign Subsidiary or any Subsidiary of a Foreign Subsidiary that is an LC Subsidiary) will not serve at any time, directly or indirectly, to collateralize or otherwise offset the Obligations of the Company or any Domestic Subsidiary, and, in addition, unless otherwise agreed to by the Company, the accounts, deposits, sums, securities or other property of a Foreign Subsidiary or Subsidiary of a Foreign Subsidiary will only serve to collateralize or offset the Obligations of another Foreign Subsidiary or Subsidiary of a Foreign Subsidiary that is an LC Subsidiary if such former Foreign Subsidiary or Subsidiary of a Foreign Subsidiary is owned by such latter Foreign Subsidiary or Subsidiary of a Foreign Subsidiary that is an LC Subsidiary).

(c) All computations of interest based on the Base Rate and of letter of credit facility fees shall be made by the LC Issuer on the basis of a year of 365 or 366 days, as the case may be, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or letter of credit facility fees are payable. Each determination by the LC Issuer of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

(d) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or letter of credit facility fee, as the case may be.

SECTION 3.02 Taxes. (a) Any and all payments by the Company and each LC Subsidiary hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the overall net income of the LC Issuer, and franchise taxes imposed on the LC Issuer, by the jurisdiction under the laws of which the LC Issuer is organized or any political subdivision thereof and taxes imposed on the overall net income of the LC Issuer, and franchise taxes imposed on the LC Issuer, by the jurisdiction of the LC Issuer’s Applicable Issuing Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”). If the Company or any LC Subsidiary shall be required by applicable Requirements of Law to deduct any Taxes from or in respect of any sum payable under any LC Facility Document to the LC Issuer, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.02) the LC Issuer receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company or such LC Subsidiary shall make such deductions, (iii) the Company or respective LC Subsidiary shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Requirements of Law and (iv) as soon as practicable after the date of any payment of Taxes, the Company or respective LC Subsidiary shall furnish to the LC Issuer, at its address referred to on the signature page hereto, the original or a certified copy of a receipt evidencing payment thereof, to the extent such a receipt is issued therefore, or other evidence of payment thereof that is reasonably satisfactory to the LC Issuer.

(b) In addition, the Company agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, performance under or otherwise with respect to, this Agreement or the Letters of Credit (hereinafter referred to as “Other Taxes”).

(c) The Company or the respective LC Subsidiary will indemnify the LC Issuer for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes of any kind imposed or asserted by any jurisdiction on amounts payable under this Section 3.02) imposed on or paid by the LC Issuer and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. A reimbursement shall be made within 30 days from the date the LC Issuer makes written demand therefor. The LC Issuer shall give prompt (within 10 Business Days) notice to the Company of the payment by the LC Issuer of such amounts payable by the Company under the indemnity set forth in this subsection (c), and of the assertion by any governmental or taxing authority that such amounts are due and payable, but the failure to give such notice shall not affect the Company’s or any LC Subsidiary’s obligations hereunder to reimburse the LC Issuer for such Taxes or Other Taxes or Taxes imposed or asserted on amounts payable under this Section 3.02, except that neither the Company nor any LC Subsidiary shall be liable for penalties or interest accrued or incurred from the commencement of such 10 Business Day period until 10 Business Days after it receives the notice contemplated above, after which time it shall be liable for interest and penalties accrued or incurred prior to such 10 Business Day period and accrued or incurred beginning 10 Business Days after such receipt. Neither the Company nor any LC Subsidiary shall be liable for any penalties, interest, expense or other liability with respect to such Taxes or Other Taxes after it has reimbursed the amount thereof to the LC Issuer.

(d) If the LC Issuer is organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement and from time to time thereafter if requested in writing by the Company (but only so long as the LC Issuer remains lawfully able to do so), it shall provide the Company with Internal Revenue Service form W-8BEN or W-8ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that the LC Issuer is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest payable by the Company or certifying that the interest is effectively connected with the conduct of a trade or business in the United States. Similarly, with respect to each LC Subsidiary organized under the laws of a jurisdiction outside the United States, the LC Issuer, on or prior to the date of its execution and delivery of this Agreement and from time to time thereafter if requested in writing by the Company or such LC Subsidiary (but only so long as the LC Issuer remains lawfully able to do so), shall provide the Company or such LC Subsidiary with appropriate documentation certifying applicable exemptions from withholding tax imposed by any jurisdiction on payments of interest payable by such LC Subsidiary. If the forms provided by the LC Issuer at the time the LC Issuer first becomes a party to this Agreement indicate a withholding tax (including, without limitation, United States interest withholding) tax rate in excess of zero, withholding tax at such rate shall be considered excluded from “Taxes” unless and until the LC Issuer provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided however, that, if at the date of any assignment pursuant to Section 8.07 hereof, the LC Issuer assignor was entitled to payments under subsection (a) of this Section 3.02 in respect of withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includible in Taxes) withholding tax, if any, applicable with respect to the assignee on such date.

(e) For any period with respect to which the LC Issuer has failed to provide the Company or any LC Subsidiary with the appropriate form described in Section 3.02(d) hereof (other than if such failure is due to a change in law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under the first two sentences of subsection (d) above), the LC Issuer shall not be entitled to indemnification, and for purposes of clarification, neither the Company nor any LC Subsidiary shall be required to increase any amounts payable to the LC Issuer under Sections 3.02(a) or 3.02(c) hereof with respect to Taxes or Other Taxes imposed by any jurisdiction (including, without limitation, the United States); provided, however, that should the LC Issuer become subject to Taxes or Other Taxes because of its failure to deliver a form required hereunder, the Company shall take such steps as the LC Issuer shall reasonably request to assist the LC Issuer to recover such Taxes or Other Taxes.

(f) Without affecting its rights under this Section 3.02 or any provision of this Agreement, the LC Issuer agrees that if any Taxes or Other Taxes are imposed and required by law to be paid or to be withheld from any amount payable to the LC Issuer or its Applicable Issuing Office with respect to which the Company or any LC Subsidiary would be obligated pursuant to this Section 3.02 to increase any amounts payable to the LC Issuer or to pay any such Taxes or Other Taxes, the LC Issuer shall use reasonable efforts to select an alternative Applicable Issuing Office which would not result in the imposition of such Taxes or Other Taxes; provided, however, that no LC Issuer shall be obligated to select an alternative Applicable Issuing Office if the LC Issuer determines that as a result of such selection the LC Issuer would be in violation of an applicable law, regulation, or treaty, or would incur unreasonable additional costs or expenses.

(g) In the event that an additional payment is made under this Section 3.02 for the account of the LC Issuer and the LC Issuer, in its sole discretion, determines that it has finally and irrevocably received or been granted a credit against or release or remission for, or repayment of, any tax paid or payable by it in respect of or calculated with reference to the deduction or withholding giving rise to such payment, the LC Issuer shall, to the extent that it determines that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to the Company or LC Subsidiary, as the case may be, such amount as the LC Issuer shall, in its sole discretion, have determined to be attributable to such deduction or withholding and which will leave the LC Issuer (after such payment) in no worse position than it would have been in if the Company or LC Subsidiary had not been required to make such deduction or withholding. Nothing herein contained shall interfere with the right of the LC Issuer to arrange its tax affairs in whatever manner it thinks fit nor oblige the LC Issuer to claim any tax credit or to disclose any information relating to its tax affairs or any computations in respect thereof or require the LC Issuer to do anything that would prejudice its ability to benefit from any other credits, reliefs, remissions or repayments to which it may be entitled.

(h) The LC Issuer agrees with the Company that it will take all reasonable actions by all usual means (i) to secure and maintain the benefit of all benefits available to it under the provisions of any applicable double tax treaty concluded by the United States of America to which it may be entitled by reason of the location of the LC Issuer’s Applicable Issuing Office or place of incorporation or its status as an enterprise of any jurisdiction having any such applicable double tax treaty, if such benefit would reduce the amount payable by the Company or any LC Subsidiary in accordance with this Section 3.02 and (ii) otherwise to cooperate with the Company to minimize the amount payable by the Company or any LC Subsidiary pursuant to this Section 3.02; provided, however, that the LC Issuer shall not be obliged to disclose to the Company or any LC Subsidiary any information regarding its tax affairs or tax computations nor to reorder its tax affairs or tax planning pursuant hereto.

(i) Without prejudice to the survival of any other agreement of the Company or any LC Subsidiary hereunder, the agreements and obligations of the Company and the LC Subsidiaries contained in this Section 3.02 shall survive the payment in full of the Obligations.

ARTICLE IV

CONDITIONS OF ISSUANCE

SECTION 4.01 Conditions Precedent to Effectiveness of this Agreement. This Agreement shall become effective on and as of the first date (the “Effective Date”) on which the following conditions precedent have been satisfied:

(a) All governmental and third party consents and approvals necessary in connection with the transactions contemplated hereby shall have been obtained (without the imposition of any conditions that are not acceptable to the LC Issuer) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the LC Issuer that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby.

(b) The LC Issuer shall have received the following in form and substance satisfactory to the LC Issuer:

(a) Certified copies of the resolutions of the board of directors (or persons performing similar functions) of the Company approving the Agreement and each of the LC Facility Documents to which it is or is to be a party, and of all documents evidencing other necessary Governmental Authorizations, or other necessary consents, approvals, authorizations, notices, filings or actions, with respect to this Agreement and any of the LC Facility Documents to which it is or is to be a party.

(b) A copy of a certificate of the Secretary of State (or equivalent Governmental Authority) of the jurisdiction of organization of each domestic Account Party listing the certificate or articles of incorporation (or similar Constitutive Document) of each such Account Party and each amendment thereto on file in the office of such Secretary of State (or such governmental authority) and certifying (A) that such amendments are the only amendments to such Person’s certificate or articles of incorporation (or similar constitutive document) on file in its office, (B) if customarily available in such jurisdiction, that such Person has paid all franchise taxes (or the equivalent thereof) to the date of such certificate and (C) that such Person is duly organized and is in good standing under the laws of the jurisdiction of its organization.

(c) A certificate of the Secretary or an Assistant Secretary of each domestic Account Party certifying the names and true signatures of the officers of such Account Party authorized to sign each LC Facility Document to which it is a party and the other documents to be delivered hereunder.

(d) A favorable opinion of General Counsel or Associate General Counsel to the Account Parties, substantially in the form of Exhibit A-1 hereto and as to such other matters as the LC Issuer may reasonably request.

(e) A favorable opinion of Orrick, Herrington & Sutcliffe LLP, special New York counsel to the Account Parties, in substantially the form of Exhibit A-2 hereto and as to such other matters as the LC Issuer may reasonably request.

(f) Such other approvals, opinions or documents as the LC Issuer may reasonably request.

(g) Evidence that the 364-Day Agreement and each of the Other LC Facilities has been entered into and all conditions precedent to the effectiveness of the 364-Day Agreement and each of the Other LC Facilities (except the entry into and effectiveness of this Agreement) have been satisfied or waived.

(h) Evidence that the security interests granted to each of Bank of America, N.A., HSBC Bank, National Association and JPMorgan Chase Bank, N.A. in respect of those certain letter of credit agreements between each of such parties and the Company and dated as of June 25, 2003 have been terminated and all liens thereunder have been released.

(c) The Company shall have paid all accrued fees and expenses of the LC Issuer in connection with this Agreement.

(d) All amounts owing by the Company or any of its Subsidiaries to the lenders and agents under the Existing Letter of Credit Agreement shall have been, paid in full, and all commitments of the lenders under the Existing Letter of Credit Agreement (except for the letters of credit issued thereunder which are to be deemed issued under this Agreement or the 364-Day Agreement) shall have been, or concurrently with the initial extension of credit made on the Effective Date shall be, terminated in accordance with the terms of the Existing Letter of Credit Agreement and all guarantees given, and security interests granted, in connection therewith shall have been terminated.

SECTION 4.02 Conditions Precedent to Each Issuance. The obligation of the LC Issuer to Issue each Letter of Credit (including the initial Letter of Credit) shall be subject to the further conditions precedent that on the date of such Issuance the following statements shall be true (and each request for Issuance by the Company or an LC Subsidiary shall constitute a representation and warranty by the Company or such LC Subsidiary that on the date of such Issuance such statements are true):

(a) The representations and warranties contained in Section 5.01 hereof (except the representations and warranties contained in Sections 5.01(f) and 5.01(g) hereof) are true and correct in all material respects on and as of the date of such Issuance, before and after giving effect to such Issuance, and to the application of the proceeds therefrom, as though made on and as of such date, except to the extent that any such representation or warranty is stated to relate to an earlier date, in which case such representation or warranty shall be true and correct in all material respects on and as of such earlier date;

(b) No event has occurred and is continuing, or would result from such Issuance or from the application of the proceeds therefrom or from such Issuance, which constitutes an Event of Default or Default; and

(c) The Issuance of such Letter of Credit will be in compliance with the criteria set forth in Section 2.01(a) and (b) and Section 2.10(b) hereof, as the case may be.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

SECTION 5.01 Representations and Warranties of the Company. The Company represents and warrants as follows:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware; each LC Subsidiary is duly organized or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. The Company and each of its Subsidiaries possess all powers (corporate or otherwise) and all other authorizations and licenses necessary to engage in their respective businesses, except where the failure to so possess would not have a Material Adverse Effect.

(b) The execution, delivery and performance by each Account Party of the LC Facility Documents to which it is a party and the consummation of the transactions contemplated thereby are within such Account Party’s respective powers (corporate or otherwise), have been duly authorized by all necessary action (corporate or otherwise), and do not (i) contravene such Account Party’s Constitutive Documents, (ii) violate any Requirements of Law, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any material contract, loan agreement, indenture, mortgage, deed of trust, lease or other material instrument binding on or affecting any Account Party or any of its properties or (iv) except for the Liens created under the LC Facility Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Account Party. No Account Party is in violation of any such Requirements of Law or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which would be reasonably likely to have a Material Adverse Effect.

(c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by any Account Party of the LC Facility Documents to which it is a party.

(d) Each LC Facility Document is the legal, valid and binding obligation of the Account Party thereto enforceable against such Account Party in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(e) The Consolidated balance sheets of the Company and its Subsidiaries as of January 29, 2005, and the related Consolidated statements of income and retained earnings of the Company and its Subsidiaries for the Fiscal Year then ended, certified by Deloitte & Touche LLP or other independent public accountants reasonably acceptable to the LC Issuer, copies of which have been furnished to the LC Issuer, when taken as a whole fairly present the Consolidated financial condition of the Company and its Subsidiaries as at such date and the results of the operations of the Company and its Subsidiaries for the period ended on such date, all in accordance with GAAP.

(f) Since January 29, 2005, there has been no Material Adverse Change.

(g) There is no pending or, to the Company’s knowledge, threatened action or proceeding affecting the Company or any of its Subsidiaries before any court, governmental agency or arbitrator, (i) which is reasonably likely to be adversely determined and if adversely determined would have a Material Adverse Effect or (ii) which purports to affect the legality, validity or enforceability of any LC Facility Document.

(h) The Company is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

(i) Neither the Company nor any of its Subsidiaries is an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(j) Set forth on Schedule IV hereto is a complete and accurate list, as of the date hereof, of all Plans of the Company and its Subsidiaries. Neither the Company nor any ERISA Affiliate is a party or subject to, or has any obligation to make payments, or incur any material Withdrawal Liability, to, any Multiemployer Plan.

(k) Except as provided in Schedule V, no ERISA Event has occurred with respect to any Plan that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur would reasonably be likely to result in a Material Adverse Effect.

(l) Except as provided in Schedule V, Schedule B (Actuarial Information) to the most recently completed annual report (Form 5500 Series) for each Plan of the Company or its Subsidiaries, copies of which have been or will be filed with the Internal Revenue Service, is complete and accurate in all material respects and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status which would reasonably be likely to result in a Material Adverse Effect.

(m) Except as provided in Schedule V, neither the Company nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

(n) Each of the Company and its Subsidiaries is in compliance with all Requirements of Law (including, without limitation, all applicable Environmental Laws)

applicable to their respective properties, assets and business other than (i) where the failure to so comply would (as to all such failures to comply in the aggregate) not have a Material Adverse Effect or (ii) as described on Schedule VI.

(o) As of the Effective Date, no information, exhibit or report furnished by any Account Party to the LC Issuer in connection with the negotiation of the LC Facility Documents or pursuant to the terms of the LC Facility Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading; provided that all financial projections, if any, that have been or will be prepared by the Company and made available to the LC Issuer have been or will be prepared in good faith based upon reasonable assumptions, it being understood by the LC Issuer and all the other parties hereto that such projections are subject to significant uncertainties and contingencies, many of which are beyond the Company’s control, and that no assurances can be given that the projections will be realized.

ARTICLE VI

COVENANTS OF THE COMPANY

SECTION 6.01 Affirmative Covenants. The Company will, unless the LC Issuer shall otherwise consent in writing:

(a) Preservation of Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence (corporate or otherwise), rights (charter and statutory), and franchises except if, in the reasonable business judgment of the Company or such LC Subsidiary, as the case may be, it is in its best economic interest not to preserve and maintain such rights or franchises and such failure to preserve and maintain such rights or franchises would not materially adversely affect the rights of the LC Issuer hereunder or the ability of the Company or any of the LC Subsidiaries to perform its obligations under the respective LC Facility Documents (it being understood that the foregoing shall not prohibit, or be violated as a result of, any transactions by or involving the Company or any of the LC Subsidiaries otherwise permitted under Section 6.02).

(b) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws (including, without limitation, ERISA and all Environmental Laws), rules, regulations and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith or where the failure to comply would not have a Material Adverse Effect.

(c) Visitation Rights. Permit, and cause each of the LC Subsidiaries to permit, the LC Issuer, or any agents or representatives thereof, from time to time, during normal business hours, and upon reasonable prior notice, to examine and make copies of and abstracts from its records and books of account, to visit its properties, and to discuss the affairs, finances and accounts of the Company and the LC Subsidiaries with any of their respective directors, officers or agents.

(d) Maintenance of Books and Records. Keep, and cause each of the LC Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each of the LC Subsidiaries in accordance with sound business practice.

(e) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, consistent with sound business practice, except where the failure to so maintain and preserve would not have a Material Adverse Effect.

(f) Maintenance of Insurance. Maintain, and cause each of the LC Subsidiaries to maintain, insurance (other than earthquake or terrorism insurance) in amounts, from responsible and reputable insurance companies or associations, with limitations, of types and on terms as is customary for the industry; provided, that, the Company and each of the LC Subsidiaries may self-insure risks and liabilities in accordance with its practice as of the date hereof and may in addition self-insure risks and liabilities in amounts as are customarily self-insured by similarly situated Persons in the industry.

(g) Use of Proceeds. Use the issuances of Trade Letters of Credit solely for general corporate purposes of the Company and the LC Subsidiaries.

(h) Post-Closing Actions. Within 90 days following the Effective Date, deliver certified copies of the resolutions of the board of directors (or persons performing similar functions) of each Account Party (other than the Company) approving the Agreement and each of the LC Facility Documents to which it is or is to be a party and ratifying the execution of each of the LC Facility Documents, together with legal opinions delivered by legal counsel to each such Account Party, in form and substance satisfactory to the LC Issuer.

SECTION 6.02 Negative Covenants. The Company will not, without the written consent of the LC Issuer:

(a) Liens, Etc. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien (including an assignment of any right to receive income), other than:

(a) Permitted Liens;

(b) Liens securing Debt in an aggregate outstanding principal amount, or securing exposure under Hedge Agreements, when aggregated (without duplication) with the outstanding principal amount of all Debt incurred under Section 6.02(b)(viii), not in excess at any time of 7.5% of the Consolidated Tangible Net Worth at the end of the immediately preceding Fiscal Quarter;

(c) Liens upon or in any real property, equipment, fixed asset or capital asset acquired, constructed, improved or held by the Company or any Subsidiary in the ordinary course of business to secure the cost of acquiring, constructing or improving such property, equipment or asset or to secure Debt incurred solely for the purpose of financing the acquisition of such property, equipment or asset, or Liens existing on such property, equipment or asset at the time of its acquisition (other than any such Liens created in contemplation of such acquisition, construction or improvement that were not incurred to finance the acquisition, construction or improvement of such property, equipment or asset) or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided, however, that no such Lien shall extend to or cover any properties of any character other than the real property, equipment or asset being acquired, constructed or improved, and no such extension, renewal or replacement shall extend to or cover any properties not theretofore subject to the Lien being extended, renewed or replaced;

(d) Liens upon existing real property interests of the Company or any of its Subsidiaries to secure Debt in an aggregate principal amount not in excess of $600,000,000; and

(e) Liens existing on property prior to the acquisition thereof by the Company or any of its Subsidiaries in the ordinary course of business or on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company or becomes a Subsidiary of the Company; provided that such Liens were not created in contemplation of such merger, consolidation or acquisition and do not extend to any other assets of the Company or such Subsidiary, and the replacement, extension or renewal of any such Lien upon or in the same property subject thereto or the replacement, extension or renewal (without increase in the amount, shortening the maturity or change in any direct or contingent obligor if such change would be adverse to the Company) of the Debt permitted hereunder secured thereby.

(b) Subsidiary Debt. Permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt, except:

(a) Debt under (A) this Agreement, (B) the 364-Day Agreement, (C) the Other LC Facilities, and (D) the Revolving Credit Agreement;

(b) Debt incurred after the date of this Agreement and secured by Liens expressly permitted under Section 6.02(a)(iii) hereof in an aggregate principal amount not to exceed, when aggregated with the principal amount of all Debt incurred under clause (iii) of this Section 6.02(b), $100,000,000 at any time outstanding;

(c) Capital Leases incurred after the date of this Agreement which, when the principal amount thereof is aggregated with the principal amount of all Debt incurred under clause (ii) of this Section 6.02(b), do not exceed $100,000,000 at any time outstanding;

(d) Debt referred to in Section 6.02(a)(iv) in a principal amount not in excess of the amount referred to therein;

(e) Debt existing on the Effective Date and described on Schedule VII (“Existing Debt”), and any Debt extending the maturity of, or refunding, refinancing or replacing, in whole or in part, the Existing Debt; provided, that (A) the aggregate principal amount of such extended, refunding, refinancing or replacement Debt shall not be increased above the principal amount of the Existing Debt and the premium, if any, thereon outstanding immediately prior to such extension, refunding, refinancing or replacement and (B) the direct and contingent obligors of the Existing Debt shall not be changed as a result of or in connection with such extension, refunding, refinancing or replacement if such change would be adverse to the interests of the Company;

(f) Debt owed to the Company or to any Subsidiary of the Company;

(g) Debt not otherwise permitted under this Section 6.02(b) in an outstanding principal aggregate amount, when aggregated (without duplication) with the outstanding principal amount of all Debt secured by Liens permitted under Section 6.02(a)(ii), not in excess at any time of 7.5% of the Consolidated Tangible Net Worth at the end of the immediately preceding Fiscal Quarter;

(h) Obligations of a Subsidiary of the Company under direct or indirect guaranties in respect of, or obligations (contingent or otherwise) to purchase or acquire, or otherwise to assure a creditor against loss in respect of, Debt of another Subsidiary of the Company permitted under clauses (i) through (viii) of this Section 6.02(b); and

(i) Endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

(c) Investments. Make, or permit any of its Subsidiaries to make, an investment in any Person that is not a Loan Party or a Subsidiary of a Loan Party by way of the purchase of such Person’s capital stock or securities or the making of capital contributions with respect thereto (an “Investment”) unless, on the date of and after giving pro forma effect to such investment, the Company would be in compliance with the financial covenants set forth in Section 6.03.

(d) Mergers, Etc. Merge or consolidate with or into any Person, or permit any of its Subsidiaries to do so, except (i) any Subsidiary of the Company may merge or consolidate with or into the Company or any Subsidiary of the Company, (ii) the Company may merge with any other Person so long as the Company is the surviving corporation and (iii) in connection with any transaction permitted by Section 6.02(c) or (e).

(e) Sale of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets, in each case to any Person that is not a Loan Party or a Subsidiary of a Loan Party, except (i) sales of inventory in the ordinary course of its business; (ii) the Company and its Subsidiaries may, directly or indirectly through the Company or one or more of its Subsidiaries, sell, lease, transfer or otherwise dispose of any obsolete, damaged or worn-out property or any other property that is otherwise no longer useful in the conduct of their business; (iii) the Company and its Subsidiaries may sell real property interests as part of one or more sale leaseback transactions provided that the value of such real property interests shall not be in excess of $600,000,000 less, without duplication, the amount of Debt incurred as contemplated by Section 6.02(a)(iv) hereof; (iv) the Company and its Subsidiaries may sell cash equivalents and other similar instruments in which it has invested from time to time; and (v) the Company and its Subsidiaries may sell, lease, transfer or otherwise dispose of property and assets so long as the aggregate fair market value of all such property and assets sold, leased, transferred or otherwise disposed of pursuant to this clause (v) from the Effective Date to the date of determination does not exceed 25% of the Consolidated Total Assets.

(f) Change in Nature of Business. Make any material change in the nature of the business of the Company and its Subsidiaries as conducted as of the date hereof.

SECTION 6.03 Financial Covenants. So long as any Letter of Credit shall be outstanding or the LC Issuer shall have any Commitment hereunder, the Company will, unless it has the written consent of the LC Issuer to do otherwise:

(a) Leverage Ratio. Maintain a Leverage Ratio as of the last day of each Fiscal Quarter, determined on the basis of the most recently completed four consecutive Fiscal Quarters ending on such day, of not greater than 2.25:1.00.

(b) Fixed Charge Coverage Ratio. Maintain a Fixed Charge Coverage Ratio as of the last day of each Fiscal Quarter, determined on the basis of the most recently completed four consecutive Fiscal Quarters ending on such day, of not less than 2.00:1.00.

SECTION 6.04 Reporting Requirements. The Company will furnish to the LC Issuer:

(a) As soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters, Consolidated balance sheets of the Company and its Subsidiaries as of the end of such Fiscal Quarters and Consolidated statements of income and retained earnings of the Company and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by the chief financial officer or treasurer of the Company and accompanied by a certificate of said officer stating that such have been prepared in accordance with GAAP.

(b) As soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the annual report for such year for the Company and its Subsidiaries, containing Consolidated financial statements of the Company and its Subsidiaries for such Fiscal Year certified by Deloitte & Touche LLP or other independent public accountants reasonably acceptable to the LC Issuer.

(c) Together with the financial statements required by Sections 6.04(a) and (b), a compliance certificate, in substantially the form of Exhibit B hereto, signed by the chief financial officer or treasurer of the Company stating (i) whether or not he or she has knowledge of the occurrence of any Event of Default or Default and, if so, stating in reasonable detail the facts with respect thereto and (ii) whether or not the Company is in compliance with the requirements set forth in Section 6.03 and showing the computations used in determining such compliance or non-compliance.

(d) As soon as possible and in any event within five days after a Responsible Officer becomes aware of each Event of Default and Default, a statement of a Responsible Officer of the Company setting forth details of such Event of Default or Default and the action which the Company has taken and proposes to take with respect thereto.

(e) Promptly after the sending or filing thereof, copies of all reports which the Company sends to any of its security holders, and copies of all reports and registration statements which the Company or any Subsidiary files with the Securities and Exchange Commission (the “SEC”) or any national securities exchange.

(f) Promptly after the filing or receiving thereof, copies of all reports and notices which the Company or any Subsidiary files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which the Company or any Subsidiary receives from such entities other than immaterial regular periodic notices and reports and notices and reports of general circulation.

(g) Within 120 days after the end of each Fiscal Year, a summary, prepared by a Responsible Officer of the Company, of the Company’s (and its Subsidiaries’) major insurance coverages (and the amount of self-insurance) then in effect.

(h) Such other information respecting the condition or operations, financial or otherwise, of the Company or any of its Subsidiaries as the LC Issuer may from time to time reasonably request.

Notwithstanding the foregoing, the financial statements required to be delivered by the Company pursuant to Sections 6.04(a) and (b) and the reports and statements required to be delivered by the Company pursuant to Section 6.04(e) shall be deemed to have been delivered (i) on the date on which the Company posts reports containing such financial statements or other materials on the Company’s website on the internet at “www.gapinc.com” (or any successor page notified to the LC Issuer) or (ii) when such reports containing such financial statements or other materials are posted on the SEC’s website on the internet at “www.sec.gov”.

ARTICLE VII

EVENTS OF DEFAULT

SECTION 7.01 Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing:

(a) Any Account Party shall fail to pay any reimbursement obligation under any Letter of Credit when the same becomes due and payable; or shall fail to pay any interest payable with respect to any Letter of Credit, or any fees or any other amounts hereunder within five days after the same become due and payable by it; or

(b) Any representation or warranty made by any Account Party in any LC Facility Document (whether made on behalf of itself or otherwise) or by any Account Party (or any of its officers) in connection with any LC Facility Document shall prove to have been incorrect in any material respect when made; or

(c) Any Account Party shall fail to perform or observe (i) any covenant or agreement contained in Section 6.02 or 6.03 hereof; or (ii) such other term, covenant or agreement contained in any LC Facility Document on its part to be performed or observed if the failure to perform or observe such other term, covenant or agreement shall remain unremedied for 30 days after written notice thereof shall have been given to such Account Party by the LC Issuer; or

(d) The Company or any of its LC Subsidiaries shall fail to pay any principal of or premium or interest on any Debt which is outstanding in a principal amount of at least $50,000,000 in the aggregate (but excluding Debt hereunder) of the Company or such LC Subsidiary when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case as a result of a default thereunder and prior to the stated maturity thereof; or

(e) The Company or any of the Material LC Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Company or any of the Material LC Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Company or any of the Material LC Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

(f) One or more judgments or orders for the payment of money in excess of $50,000,000 in the aggregate shall be rendered against the Company or any of the LC Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of forty-five (45) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not give rise to an Event of Default under this Section 7.01(f) if and so long as (A) the amount of such judgment or order which remains unsatisfied is covered by a valid and binding policy of insurance between the respective Account Party and the insurer covering full payment of such unsatisfied amount and (B) such insurer has been notified, and has not disputed the claim made for payment, of the amount of such judgment or order; or

(g) A Change of Control shall have occurred; or

(h) Any material provision of any of the LC Facility Documents after delivery thereof pursuant to Section 4.01 hereof shall for any reason (other than pursuant to the terms thereof) cease to be valid and binding on or enforceable against any of the Account Parties intended to be a party to it, or any such Account Party shall so state in writing; or

(i) Any of the following events or conditions shall have occurred and such event or condition, when aggregated with any and all other such events or conditions set forth in this subsection (j), has resulted or is reasonably expected to result in liabilities of the Account Parties and/or the ERISA Affiliates in an aggregate amount that would have a Material Adverse Effect:

(a) any ERISA Event shall have occurred with respect to a Plan; or

(b) any of the Account Parties or any of the ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan; or

(c) any of the Account Parties or any of the ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization, is insolvent or is being terminated, within the meaning of Title IV of ERISA, and, as a result of such reorganization, insolvency or termination, the aggregate annual contributions of the Account Parties and the ERISA Affiliates to all of the Multiemployer Plans that are in reorganization, are insolvent or being terminated at such time have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization, insolvency or termination occurs; or

(d) any “accumulated funding deficiency” (as defined in Section 302 of ERISA and Section 412 of the Internal Revenue Code), whether or not waived, shall exist with respect to one or more of the Plans; or

(e) or any Lien shall exist on the property and assets of any of the Account Parties or any of the ERISA Affiliates in favor of the PBGC,

then, and in any such event, the LC Issuer may, by notice to the Company, (A) declare the obligation of the LC Issuer to issue further Letters of Credit to be terminated, whereupon the same shall forthwith terminate, (B) declare amounts payable under this Agreement to be forthwith due and payable, whereupon all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Account Party and/or (C) demand from time to time that the Company, and if such demand is made the Company shall, pay to the LC Issuer, an amount in immediately available funds equal to the then outstanding Letter of Credit Liability (plus the additional amounts specified by Section 2.11(c), if applicable) which shall be held by the LC Issuer as cash collateral in the LC Collateral Account and applied to the reduction of such Letter of Credit Liability as drawings are made on outstanding Letters of Credit provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Company or any of the LC Subsidiaries under the Federal Bankruptcy Code, the obligation of the LC Issuer to issue Letters of Credit shall automatically be terminated and all such amounts due under this Agreement shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by each Account Party.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.01 Amendments, Etc. (a) No amendment or waiver of any provision of this Agreement or any other LC Facility Document, nor consent to any departure by the Company or any LC Subsidiary therefrom, shall in any event be effective unless the same shall be in writing and signed by the LC Issuer, provided, however, that, except for amendments that are contemplated to give effect to the terms hereof (including, without limitation, Section 2.09 hereof and any amendment required to give effect to any assignment permitted hereunder), no such amendment, waiver or consent in relation to any material provision of this Agreement (including, without limitation, the Termination Date and any fees or other amounts payable hereunder) shall be effective unless the respective letter of credit issuing banks under each of the Other LC Facilities shall also have given their prior written consent thereto. All waivers and consents granted under this Section 8.01 shall be effective only in the specific instance and for the specific purpose for which given.

(b) In the event of any amendment or modification to the terms of any covenant set forth in the Revolving Credit Agreement, the LC Issuer and the Account Parties agree that an equivalent amendment or modification shall be deemed made in respect of the terms of the covenants set forth in this Agreement (with immediate effect upon the effectiveness of the amendment or modification under the Revolving Credit Agreement), so that the terms of the covenants in this Agreement and the Revolving Credit Agreement shall, at all times, be the same; provided, that if the LC Issuer is not a “Lender” under the Revolving Credit Agreement, this Section 8.01(b) shall be of no further force and effect. The LC Issuer shall provide the Company and the LC Subsidiaries with written notice of any such deemed amendment or modification as provided in Section 8.02, whereupon such deemed amendment or modification shall become effective.

SECTION 8.02 Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier or electronic mail) and mailed, sent by overnight courier, telecopied, emailed, or delivered, if to the Company or any other Account Party, at its address at 2 Folsom Street, San Francisco, CA 94105, Attention: Treasurer, Telecopier: 415-427-4015, email: sabrina_simmons@gap.com; with a copy to 2 Folsom Street, San Francisco, CA 94105, Attention: General Counsel, Telecopier: 415-427-6982, email: lauri_shanahan@gap.com; and to 2 Folsom Street, San Francisco, CA 94105, Attention: Associate General Counsel, Telecopier: 415-427-7475, email: tom_lima@gap.com; if to the LC Issuer, at its address at 399 Park Avenue, New York, New York, 10043, Attention: Credit Administration, Telecopier: 212 994 0847; with a copy to Citicorp USA Inc. One Sansome Street, San Francisco, California, Attention: Carolyn Wendler, Telecopier 415 433 0307 or, as to each party, at such other address or to such other person as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, be effective three days after being deposited in the mails, when sent by overnight courier, be effective one day after being sent by overnight courier, and when telecopied or sent by electronic mail, be effective when received (and, with respect to notices and communications sent by electronic mail, upon confirmation by the recipient of the receipt of such notice or communication), respectively; and when delivered by hand, be effective upon delivery except that notices and communications to the LC Issuer pursuant to Article II shall not be effective until received by the LC Issuer.

SECTION 8.03 No Waiver; Remedies. No failure on the part of the LC Issuer to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 8.04 Costs and Expenses.

(a) The Company agrees to pay within 30 days after presentation of a statement of account all reasonable costs and expenses of the LC Issuer incurred in connection with the preparation, execution, delivery, modification and amendment of this Agreement, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of one counsel (which shall be the same counsel, without duplication, for the Agent under the Revolving Credit

Agreement) for the LC Issuer (and appropriate local counsel) with respect thereto and with respect to advising the LC Issuer as to its rights and responsibilities under this Agreement. The Company further agrees to pay within 30 days after presentation of a statement of account all costs and expenses of the LC Issuer (including, without limitation, reasonable and documented fees and expenses of counsel), incurred in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of the LC Facility Documents, the Letters of Credit, and the other documents to be delivered hereunder and thereunder.

(b) The Company agrees to indemnify and hold harmless the LC Issuer and its Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against any and all claims (other than lost profits), damages, liabilities and expenses (including, without limitation, reasonable and documented fees and disbursements of one counsel, absent a conflict of interest), which may be incurred by or asserted against any Indemnified Party in connection with or arising out of any investigation, litigation, or proceeding (whether or not such Indemnified Party is party thereto) related to any acquisition or proposed acquisition by the Company, or by any Subsidiary of the Company, of all or any portion of the stock or substantially all the assets of any Person or any use or proposed use of the Letters of Credit by any Account Party, except to the extent such claim, damage, liability or expense shall have resulted from such Indemnified Party’s gross negligence or willful misconduct. In the event this indemnity is unenforceable as a matter of law as to a particular matter or consequence referred to herein, it shall be enforceable to the full extent permitted by law. The indemnification provisions set forth above shall be in addition to any liability the Company may otherwise have. Without prejudice to the survival of any other obligation of the Company hereunder, the indemnities and obligations of the Company contained in this Section 8.04 shall survive the payment in full of all the Obligations of the Account Parties.

SECTION 8.05 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, the LC Issuer and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the LC Issuer or such Affiliate to or for the credit or the account of any Account Party against any and all of the obligations of such Account Party now or hereafter existing under this Agreement to the LC Issuer, whether or not the LC Issuer shall have made any demand under this Agreement and although such obligations may be unmatured (it being understood and agreed that, notwithstanding anything in this Agreement or any of the other LC Facility Documents to the contrary, accounts, deposits, sums, securities or other property of any Foreign Subsidiary or of any Subsidiary of a Foreign Subsidiary (including any Foreign Subsidiary or any Subsidiary of a Foreign Subsidiary that is an LC Subsidiary) will not serve at any time, directly or indirectly, to collateralize or otherwise offset the Obligations of the Company or any Domestic Subsidiary, and, in addition, unless otherwise agreed to by the Company, the accounts, deposits, sums, securities or other property of a Foreign Subsidiary or Subsidiary of a Foreign Subsidiary will only serve to collateralize or offset the Obligations of another Foreign Subsidiary or Subsidiary of a Foreign Subsidiary that is an LC Subsidiary if such former Foreign Subsidiary or Subsidiary of a Foreign Subsidiary is owned by such latter

Foreign Subsidiary or Subsidiary of a Foreign Subsidiary that is an LC Subsidiary). The LC Issuer agrees promptly to notify the Company after any such set-off and application made by the LC Issuer or any of its Affiliates, provided, that, the failure to give such notice shall not affect the validity of such set-off and application. The rights of the LC Issuer and its Affiliates under this Section 8.05 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the LC Issuer and its Affiliates may have.

SECTION 8.06 Binding Effect. This Agreement shall become effective when it shall have been executed by the Company and each LC Subsidiary to be a party hereto on the date hereof, and the LC Issuer and thereafter shall be binding upon and inure to the benefit of the Company, each LC Subsidiary, and the LC Issuer and their respective successors and assigns, except that the Company and each LC Subsidiary shall not have the right to assign its respective rights hereunder or any interest herein without the prior written consent of the LC Issuer.

SECTION 8.07 Assignments and Participations. (a) The LC Issuer may, and if demanded by the Company (following a demand by the LC Issuer pursuant to Section 2.07 or 3.02 hereof, upon at least 10 days’ notice to the LC Issuer) will, assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion, respectively, of the Facility Amount); provided, however, that (i) the respective amounts of the rights and obligations in relation to the Facility Amount being assigned pursuant to each such assignment (determined as of the date of such assignment with respect to such partial assignment) shall in no event be less than $50,000,000 (or an integral multiple of $25,000,000 in excess thereof), (ii) except during the continuance of a Default, each such assignment shall be (a) to an Affiliate or (b) to an Eligible Assignee consented to by the Company (following reasonable advance written notice to the Company, which consent shall not, in the case of any assignment to any “LC Issuer” party to the Other LC Facilities only, be unreasonably withheld), (iii) each such assignment made as a result of a demand by the Company pursuant to this Section 8.07(a) shall be arranged by the Company (at its expense) after consultation with the LC Issuer and shall be either an assignment of all of the rights and obligations of the LC Issuer under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments which together cover all of the rights and obligations of the LC Issuer under this Agreement, (iv) the LC Issuer shall not be obligated to make any such assignment as a result of a demand by the Company pursuant to this Section 8.07(a) unless and until the LC Issuer shall have received one or more payments from either the Company or one or more Eligible Assignees in an aggregate amount at least equal to all reimbursement amounts and other amounts payable to the LC Issuer under this Agreement, and (v) such assignee, the Company and the LC Issuer shall enter into such agreement as they deem appropriate to provide for the reimbursement of any drawings under Letters of Credit Issued by the LC Issuer and outstanding on the effective date of such assignment and (vi) such assignee, the Company and the LC Subsidiaries shall enter into a letter of credit agreement and related documents substantially similar to the LC Facility Documents with respect to such assignment and the Facility Amount shall be reduced by the amount of such assignment (but not reduced to an amount less than the aggregate amount of all Letter of Credit Liability).

(b) The LC Issuer may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its commitment with respect to the Facility Amount); provided, however, that (i) the LC Issuer’s obligations under this Agreement (including, without limitation, its commitment with respect to the Facility Amount) shall remain unchanged, (ii) the LC Issuer shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Company and the LC Issuer shall continue to deal solely and directly with the LC Issuer in connection with the LC Issuer’s rights and obligations under this Agreement, provided, further, that, to the extent of any such participation (unless otherwise stated therein and subject to the preceding proviso), the purchaser of such participation shall, to the fullest extent permitted by law, have the same rights and benefits hereunder as it would have if it were the LC Issuer; and provided, further, that each such participation shall be granted pursuant to an agreement providing that the purchaser thereof shall not have the right to consent or object to any action by the selling LC Issuer (who shall retain such right) other than an action which would (i) reduce any amount due hereunder with respect to the Letters of Credit or other amounts or fees in which such purchaser has an interest, (ii) postpone any date fixed for payment of such amounts due with respect to Letters of Credit or other amount or such fees, or (iii) extend the Termination Date.

(c) Upon written request of the Company to the LC Issuer, the LC Issuer shall, to the extent consistent with the policies of the LC Issuer, inform the Company of the Dollar amount of any Full Term Participation (as hereinafter defined) that the LC Issuer has entered into; provided, however, that the LC Issuer shall not be obligated to disclose such information if the disclosure thereof would constitute a violation of law or regulation or violate any confidentiality agreement to which the LC Issuer is subject. For the purposes of this subsection (d), “Full Term Participation” means a participation by the LC Issuer to another Person whereby such other Person has purchased (pursuant to a participation agreement) all or a portion of the LC Issuer’s commitment with respect to the Facility Amount from the effective date of such participation agreement to the Termination Date.

(d) Notwithstanding anything herein contained to the contrary, the LC Issuer or any of its Affiliates may assign any of its rights under this Agreement to any Federal Reserve Bank without notice to or consent of the Company.

(e) If the LC Issuer requests any payment from the Company under Section 2.07 or 3.02 hereof, then, subject to Section 8.07(a) hereof and provided no Default or Event of Default shall have occurred and be continuing, the Company may request the LC Issuer to (and, upon such request, the LC Issuer, without any obligation to pay any fees in respect thereof, shall) assign all of its rights and obligations under this Agreement to one or more Eligible Assignees in accordance with Section 8.07(a) hereof provided that at the time of any such assignment the Company has paid to the LC Issuer all amounts due it hereunder.

SECTION 8.08 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction,

be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 8.09 Independence of Provisions. All agreements and covenants hereunder shall be given independent effect such that if a particular action or condition is prohibited by the terms of any such agreement or covenant, the fact that such action or condition would be permitted within the limitations of another agreement or covenant shall not be construed as allowing such action to be taken or condition to exist.

SECTION 8.10 Confidentiality. The LC Issuer agrees that it will not disclose to any third party any Confidential Information provided to it by the Company; provided, that, the foregoing will not (a) restrict the ability of the LC Issuer and any letter of credit participants from freely exchanging Confidential Information among themselves (and its Affiliates, employees, attorneys, agents and advisors), (b) restrict the ability to disclose Confidential Information to a prospective Eligible Assignee or participant, provided, that, such Eligible Assignee or participant executes a confidentiality agreement with the LC Issuer agreeing to be bound by the terms hereof prior to disclosure of Confidential Information to such Eligible Assignee or participant or (c) prohibit the disclosure of Confidential Information to the extent: (i) the Confidential Information is or has already become part of the public domain at the time of disclosure, by publication or otherwise, except by breach of this Section 8.10, (ii) the Confidential Information can be established by written evidence to have already been in the lawful possession of the LC Issuer prior to the time of disclosure; or (iii) the Confidential Information is received by the LC Issuer from a third party not known to have a similar restriction and without breach of this Section 8.10, or (iv) the Confidential Information is required to be disclosed by order of a court of competent jurisdiction, administrative agency or governmental body, or by subpoena, summons or other legal process, or by law, rule or regulation, or by applicable regulatory or professional standards provided that prior to such disclosure the Company and the non-disclosing party are each given reasonable advance notice of such order and an opportunity to object to such disclosure; provided, that, no such notice or opportunity shall be required if disclosure is required in connection with an examination by a regulatory authority or is required in such circumstances where the applicable Governmental Authority does not permit such notice or opportunity (it being understood the LC Issuer will inform such authority of the confidential nature of the Confidential Information being disclosed).

SECTION 8.11 Headings. Article and Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

SECTION 8.12 Entire Agreement. This Agreement sets forth the entire agreement of the parties with respect to its subject matter and supersedes all previous understandings, written or oral, in respect thereof.

SECTION 8.13 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 8.14 Judgment Currency. The Obligations of the Account Parties in respect of any sum due to the LC Issuer hereunder shall, notwithstanding any judgment in a currency other than Dollars (the “Judgment Currency”), be discharged only to the extent that on the Business Day following receipt by the LC Issuer of any sum adjudged to be so due in the Judgment Currency, the LC Issuer, in accordance with normal banking procedures, purchases Dollars with the Judgment Currency. If the amount of Dollars so purchased is less than the sum originally due to the LC Issuer, the Account Parties agree as a separate obligation and notwithstanding any such judgment, jointly and severally to indemnify the LC Issuer against such loss.

SECTION 8.15 Consent to Jurisdiction. (a) Each of the parties hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in the County of New York, The City of New York, in any action or proceeding arising out of or relating to this Agreement or any other LC Facility Document or the Letters of Credit, and each of the parties hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or such Federal court. Each of the parties hereby irrevocably agrees, to the fullest extent each may effectively do so, that each will not assert any defense that such courts do not have subject matter or personal jurisdiction of such action or proceeding or over any party hereto. Each of the parties hereby irrevocably consents to the service of copies of the summons and complaint and any other process which may be served in any such action or proceeding by certified mail, return receipt requested, or by delivering of a copy of such process to such party at its address specified in Section 8.02 hereof or by any other method permitted by law. Each of the parties hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or by any other manner provided by law.

(b) Nothing in this Section 8.15 shall affect the right of any of the parties hereto to serve legal process in any other manner permitted by law or affect the right of any of the parties to bring any action or proceeding against any of the parties or their property in the courts of other jurisdictions.

SECTION 8.16 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT, IN THE CASE OF ARTICLE II, TO THE EXTENT SUCH LAWS ARE INCONSISTENT WITH THE UCP.

SECTION 8.17 WAIVER OF JURY TRIAL. EACH OF THE COMPANY, THE LC SUBSIDIARIES, AND THE LC ISSUER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LC FACILITY DOCUMENT OR THE LETTERS OF CREDIT, OR THE ACTIONS OF THE LC ISSUER IN CONNECTION WITH THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

[The remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE COMPANY:

THE GAP, INC.

By:
Name:	Sabrina Simmons
Title:	Senior Vice President and Treasurer

THE LC SUBSIDIARIES

BANANA REPUBLIC, LLC

By:
Name:	Sabrina Simmons
Title:	Senior Vice President and Treasurer

GAP (CANADA) INC.

By:
Name:	Sabrina Simmons
Title:	Senior Vice President and Treasurer

GAP (FRANCE) S.A.S.

By:
Name:	Lisa D. Mertens
Title:	President

GAP (JAPAN) K.K.

By:
Name:	Thomas J. Lima
Title:	Director

GAP (NETHERLANDS) B.V.

By:
Name:	Julie H. Kanberg
Title:	Managing Director

GPS CONSUMER DIRECT, INC.

By:
Name:	Sabrina Simmons
Title:	Senior Vice President and Treasurer

GPS (GREAT BRITAIN) LIMITED

By:
Name:	Byron H. Pollitt, Jr.
Title:	Director

OLD NAVY (CANADA) INC.

By:
Name:	Sabrina Simmons
Title:	Senior Vice President and Treasurer

FORTH & TOWNE LLC

By:
Name:	Sabrina Simmons
Title:	Senior Vice President and Treasurer

THE LC ISSUER:

CITIBANK, N.A.

By:
Name:
Title

Issuing Office:

2 Penns Way New Castle, DE 19720 Attn: Carolyn Figueroa Tel: 302 894 6089 Fax: 212 994 0847

SCHEDULES

Schedule I	–	Change of Control
Schedule II	–	Outstanding Balance of Existing Letters of Credit
Schedule III	–	LC Subsidiaries
Schedule IV	–	Plans
Schedule V	–	ERISA Matters
Schedule VI	–	Environmental Matters
Schedule VII	–	Existing Debt
Schedule VIII	–	Existing Liens

Schedule I

CHANGE OF CONTROL

1.	Donald G. Fisher

2.	Doris F. Fisher

3.	Any person related by blood or marriage to any of the foregoing persons and any Person (as defined in this Agreement) as to which any of such persons has beneficial ownership of the assets of such Person.

4.	The executive officers of The Gap, Inc. as of May 6, 2005.

Schedule II

Outstanding balance as of May 6, 2005

CUST GROUP	CUST USER	LIAB KEY	CONTRACT LC REFERENCE #	TXN CURRENCY	NOTIONAL AMOUNT	NOTIONAL AMT US$	START DATE	MATURITY DATE

917556	917556	CCX	5815042027	USD	3,614	3,614	11-Feb-05	21-May-05
			5815042029	USD	329,970	329,970	11-Feb-05	26-May-05
			5815076005	USD	33,990	33,990	17-Mar-05	5-Jun-05
			5815076006	USD	102,844	102,844	17-Mar-05	5-Jun-05
			5815076009	USD	588,421	588,421	17-Mar-05	5-Jun-05
			5815076010	USD	180,311	180,311	17-Mar-05	5-Jun-05
			5815076011	USD	211,721	211,721	17-Mar-05	5-Jun-05
			5815076012	USD	519,126	519,126	17-Mar-05	5-Jun-05
			5815076013	USD	3,511	3,511	17-Mar-05	5-Jun-05
			5815076014	USD	111,837	111,837	17-Mar-05	5-Jun-05
			5815076015	USD	358,450	358,450	17-Mar-05	5-Jun-05
			5815076016	USD	174,711	174,711	18-Mar-05	5-Jun-05
			5815077016	USD	117,882	117,882	18-Mar-05	5-Jun-05
			5815077018	USD	527,986	527,986	18-Mar-05	5-Jun-05
			5815082010	USD	137,280	137,280	25-Mar-05	5-Jun-05
			5815089018	USD	48	48	30-Mar-05	5-Jun-05
			5815089019	USD	40,606	40,606	30-Mar-05	5-Jun-05
			5815089020	USD	22,620	22,620	30-Mar-05	5-Jun-05
			5815089021	USD	404,804	404,804	30-Mar-05	5-Jun-05
			5815089022	USD	7,860	7,860	30-Mar-05	5-Jun-05
			5815089023	USD	28,640	28,640	30-Mar-05	5-Jun-05
			5815089024	USD	1	1	30-Mar-05	5-Jun-05
			5815089025	USD	10,060	10,060	30-Mar-05	5-Jun-05
			5815089026	USD	11	11	30-Mar-05	5-Jun-05
			5815090013	USD	1,187,880	1,187,880	31-Mar-05	5-Jun-05
			5815098022	USD	120,970	120,970	8-Apr-05	6-Jul-05
			5815098023	USD	348,782	348,782	8-Apr-05	6-Jul-05
			5815098024	USD	581,955	581,955	8-Apr-05	6-Jul-05
			5815098025	USD	370,592	370,592	8-Apr-05	6-Jul-05
			5815098026	USD	614,973	614,973	8-Apr-05	6-Jul-05
			5815098027	USD	1,680,716	1,680,716	8-Apr-05	6-Jul-05
			5815098028	USD	104,200	104,200	8-Apr-05	6-Jul-05
			5815098029	USD	662,528	662,528	8-Apr-05	6-Jul-05
			5815098030	USD	1,030,340	1,030,340	8-Apr-05	6-Jul-05
			5815098031	USD	1,912,556	1,912,556	8-Apr-05	6-Jul-05
			5815098032	USD	75,368	75,368	8-Apr-05	6-Jul-05
			5815099012	USD	498,680	498,680	11-Apr-05	6-Jul-05
			5815099014	USD	504,893	504,893	11-Apr-05	6-Jul-05
			5815099016	USD	1,133,894	1,133,894	11-Apr-05	6-Jul-05
			5815099017	USD	442,264	442,264	11-Apr-05	6-Jul-05
			5815099018	USD	382,820	382,820	11-Apr-05	6-Jul-05
			5815099019	USD	30,113	30,113	11-Apr-05	6-Jul-05
			5815099020	USD	2,253,567	2,253,567	11-Apr-05	6-Jul-05
			5815099021	USD	1,974,200	1,974,200	11-Apr-05	6-Jul-05
			5815099022	USD	673,932	673,932	11-Apr-05	6-Jul-05
			5815099023	USD	105,320	105,320	12-Apr-05	6-Jul-05
			5815103012	USD	2,020,025	2,020,025	13-Apr-05	6-Jul-05
			5815106008	USD	84,555	84,555	18-Apr-05	6-Jul-05
			5815106009	USD	147,285	147,285	18-Apr-05	6-Jul-05
			5815106010	USD	166,416	166,416	18-Apr-05	6-Jul-05
			5815111012	USD	436,705	436,705	21-Apr-05	6-Jul-05
			5815125001	USD	1,931,732	1,931,732	5-May-05	5-Aug-05
			5815125002	USD	40,766	40,766	5-May-05	5-Aug-05
			5815125003	USD	2,122,572	2,122,572	5-May-05	5-Aug-05
			5815125004	USD	119,838	119,838	5-May-05	5-Aug-05
			5815125005	USD	247,978	247,978	5-May-05	5-Aug-05
			5815125006	USD	459,645	459,645	5-May-05	5-Aug-05
			5815125007	USD	1,254,056	1,254,056	5-May-05	6-Jul-05
			5815125008	USD	1,380,205	1,380,205	5-May-05	5-Aug-05
			5815125009	USD	555,048	555,048	5-May-05	5-Aug-05
			5815125010	USD	110,023	110,023	5-May-05	5-Aug-05
			5815125011	USD	298,630	298,630	5-May-05	5-Aug-05
			5815126006	USD	101,250	101,250	6-May-05	5-Aug-05
			5815126007	USD	1,927	1,927	6-May-05	5-Aug-05
			5815126008	USD	99,479	99,479	6-May-05	5-Aug-05
			5815126009	USD	455,955	455,955	6-May-05	5-Aug-05
			5815126010	USD	310,024	310,024	6-May-05	5-Aug-05

	917557	CCX	5815078020	USD	661	661	21-Mar-05	5-Jun-05
			5815078021	USD	10,279	10,279	21-Mar-05	5-Jun-05
			5815088013	USD	13	13	29-Mar-05	5-Jun-05
			5815088015	USD	5	5	29-Mar-05	5-Jun-05
			5815103013	USD	161,888	161,888	13-Apr-05	6-Jul-05
			5815103014	USD	1,138,709	1,138,709	13-Apr-05	6-Jul-05
			5815103015	USD	13,750	13,750	13-Apr-05	6-Jul-05
			5815103016	USD	7,523	7,523	13-Apr-05	6-Jul-05
			5815103017	USD	13,339	13,339	13-Apr-05	6-Jul-05
			5815104015	USD	16,972	16,972	14-Apr-05	6-Jul-05
			5815116010	USD	18,954	18,954	26-Apr-05	6-Jul-05
			5815116011	USD	818	818	26-Apr-05	6-Jul-05
	940788	CCX	5475073028	USD	102,451	102,451	14-Mar-05	17-May-05
			5475073029	USD	417,342	417,342	14-Mar-05	17-May-05
			5475073030	USD	722	722	14-Mar-05	17-May-05
			5475103066	USD	102,760	102,760	14-Apr-05	15-Jun-05
			5475103067	USD	171,190	171,190	14-Apr-05	15-Jun-05
			5475108086	USD	230,703	230,703	19-Apr-05	22-Jun-05
			5475108087	USD	11,052	11,052	19-Apr-05	22-Jun-05
			5475117042	USD	416,000	416,000	28-Apr-05	29-Jun-05
			5475117043	USD	373,821	373,821	28-Apr-05	6-Jul-05
			5475119013	USD	1,036,081	1,036,081	3-May-05	6-Jul-05
			5475119029	USD	124,500	124,500	3-May-05	6-Jul-05
	940789	CCX	5475073031	USD	2,532	2,532	14-Mar-05	11-May-05
			5475082031	USD	90,396	90,396	23-Mar-05	25-May-05
			5475090041	USD	171,756	171,756	31-Mar-05	1-Jun-05
			5475090043	USD	78,697	78,697	31-Mar-05	1-Jun-05
			5475090044	USD	66,933	66,933	31-Mar-05	1-Jun-05
			5475098028	USD	84,564	84,564	8-Apr-05	14-Jun-05
			5475103068	USD	106,392	106,392	14-Apr-05	15-Jun-05
			5475108088	USD	33,169	33,169	19-Apr-05	22-Jun-05
			5475108089	USD	117,120	117,120	19-Apr-05	22-Jun-05
			5475117044	USD	203,435	203,435	28-Apr-05	29-Jun-05
			5475119030	USD	109,980	109,980	3-May-05	6-Jul-05
			5475119032	USD	23,381	23,381	3-May-05	6-Jul-05
			5475119033	USD	153,054	153,054	3-May-05	6-Jul-05
917556	942283	CCX	5475031032	USD	207,326	207,326	1-Feb-05	6-Jun-05
			5475033045	USD	126,080	126,080	3-Feb-05	30-May-05
			5475033049	USD	30,297	30,297	3-Feb-05	8-May-05
			5475038134	USD	294	294	8-Feb-05	27-May-05
			5475039028	USD	1,226,464	1,226,464	14-Feb-05	25-May-05
			5475039047	USD	9,714	9,714	14-Feb-05	11-May-05
			5475039049	USD	11,845	11,845	14-Feb-05	10-May-05
			5475052054	USD	786,434	786,434	22-Feb-05	31-May-05
			5475052071	USD	68,492	68,492	22-Feb-05	11-May-05
			5475052073	USD	510	510	22-Feb-05	20-May-05
			5475052076	USD	202,573	202,573	22-Feb-05	8-Jun-05
			5475052077	USD	124,082	124,082	22-Feb-05	25-May-05
			5475059059	USD	754,242	754,242	1-Mar-05	13-May-05
			5475059062	USD	437,331	437,331	1-Mar-05	9-May-05
			5475059067	USD	399,787	399,787	1-Mar-05	11-May-05
			5475059073	USD	65,836	65,836	1-Mar-05	11-May-05
			5475059077	USD	228,311	228,311	1-Mar-05	15-May-05
			5475059078	USD	2,698	2,698	1-Mar-05	8-May-05
			5475059082	USD	16,513	16,513	1-Mar-05	10-May-05
			5475063046	USD	365	365	4-Mar-05	11-May-05
			5475063048	USD	184,290	184,290	4-Mar-05	25-May-05
			5475063051	USD	34,099	34,099	4-Mar-05	11-May-05
			5475063053	USD	434,125	434,125	4-Mar-05	24-May-05
			5475063054	USD	116,652	116,652	4-Mar-05	12-May-05
			5475063055	USD	3,249	3,249	4-Mar-05	15-May-05
			5475063057	USD	76,998	76,998	4-Mar-05	18-May-05
			5475063059	USD	208,747	208,747	4-Mar-05	25-May-05
			5475063060	USD	166,089	166,089	4-Mar-05	11-May-05
			5475063066	USD	149,200	149,200	4-Mar-05	17-May-05
			5475063118	USD	861,419	861,419	4-Mar-05	17-May-05
			5475073023	USD	31,322	31,322	14-Mar-05	15-May-05
			5475073033	USD	314,274	314,274	14-Mar-05	25-May-05
			5475073034	USD	13,348	13,348	14-Mar-05	17-May-05
			5475073035	USD	273,767	273,767	14-Mar-05	17-May-05
			5475073036	USD	75,110	75,110	14-Mar-05	17-May-05
			5475073037	USD	33,986	33,986	14-Mar-05	12-May-05
			5475073038	USD	177,608	177,608	14-Mar-05	12-May-05
			5475073039	USD	491,658	491,658	14-Mar-05	18-May-05

5475073040	USD	440,212	440,212	14-Mar-05	18-May-05
5475073041	USD	459,100	459,100	14-Mar-05	18-May-05
5475073043	USD	93,280	93,280	14-Mar-05	24-May-05
5475073044	USD	85,102	85,102	14-Mar-05	17-May-05
5475073045	USD	81,085	81,085	14-Mar-05	12-May-05
5475073046	USD	240,286	240,286	14-Mar-05	12-Jun-05
5475073047	USD	471,920	471,920	14-Mar-05	17-May-05
5475073048	USD	310,984	310,984	14-Mar-05	17-May-05
5475073050	USD	17	17	14-Mar-05	17-May-05
5475073052	USD	471,600	471,600	14-Mar-05	12-May-05
5475073055	USD	164,481	164,481	14-Mar-05	25-May-05
5475073056	USD	180,203	180,203	14-Mar-05	17-May-05
5475073059	USD	368,208	368,208	14-Mar-05	11-May-05
5475073060	USD	276,162	276,162	14-Mar-05	11-May-05
5475073061	USD	13	13	14-Mar-05	11-May-05
5475073063	USD	133,281	133,281	14-Mar-05	12-May-05
5475077019	USD	330,930	330,930	18-Mar-05	19-May-05
5475077020	USD	309,600	309,600	18-Mar-05	17-May-05
5475077021	USD	349,200	349,200	18-Mar-05	18-May-05
5475077022	USD	74,632	74,632	18-Mar-05	18-May-05
5475077023	USD	269,415	269,415	18-Mar-05	18-May-05
5475077024	USD	236,130	236,130	18-Mar-05	18-May-05
5475077025	USD	385,386	385,386	18-Mar-05	15-May-05
5475077026	USD	14,104	14,104	18-Mar-05	19-May-05
5475077027	USD	41,523	41,523	18-Mar-05	19-May-05
5475077028	USD	338,453	338,453	18-Mar-05	20-Jul-05
5475077029	USD	343,278	343,278	18-Mar-05	29-Jun-05
5475077030	USD	58,092	58,092	18-Mar-05	20-Jul-05
5475082017	USD	1,535,400	1,535,400	23-Mar-05	28-May-05
5475082032	USD	202,920	202,920	23-Mar-05	25-May-05
5475082033	USD	80,292	80,292	23-Mar-05	22-May-05
5475082034	USD	481,059	481,059	23-Mar-05	20-Jul-05
5475082035	USD	438,000	438,000	23-Mar-05	22-Jun-05
5475082036	USD	45,020	45,020	23-Mar-05	25-May-05
5475082037	USD	55,014	55,014	23-Mar-05	25-May-05
5475082038	USD	42,822	42,822	23-Mar-05	25-May-05
5475082039	USD	21,120	21,120	23-Mar-05	25-May-05
5475082040	USD	72,000	72,000	23-Mar-05	22-May-05
5475082041	USD	118,375	118,375	23-Mar-05	23-May-05
5475082042	USD	51,520	51,520	23-Mar-05	26-May-05
5475082043	USD	47,840	47,840	23-Mar-05	18-May-05
5475082046	USD	27,225	27,225	23-Mar-05	6-Jul-05
5475082048	USD	48,900	48,900	23-Mar-05	20-Jul-05
5475090006	USD	1,070,684	1,070,684	31-Mar-05	8-Jun-05
5475090045	USD	382,028	382,028	31-Mar-05	8-Jun-05
5475090046	USD	164,466	164,466	31-Mar-05	1-Jun-05
5475090047	USD	26,500	26,500	31-Mar-05	1-Jun-05
5475090048	USD	296,170	296,170	31-Mar-05	2-Jun-05
5475090049	USD	348,250	348,250	31-Mar-05	1-Jun-05
5475090050	USD	60,081	60,081	31-Mar-05	3-Jun-05
5475090051	USD	47,778	47,778	31-Mar-05	25-May-05
5475098024	USD	1,098,930	1,098,930	8-Apr-05	19-Jun-05
5475098025	USD	738,000	738,000	8-Apr-05	21-Jun-05
5475098029	USD	466,789	466,789	8-Apr-05	8-Jun-05
5475098030	USD	178,500	178,500	8-Apr-05	22-Jun-05
5475098031	USD	321,785	321,785	8-Apr-05	12-Jun-05
5475098032	USD	139,816	139,816	8-Apr-05	14-Jun-05
5475098034	USD	146,925	146,925	8-Apr-05	9-Jun-05
5475098035	USD	471,374	471,374	8-Apr-05	15-Jun-05
5475098036	USD	373,550	373,550	8-Apr-05	8-Jun-05
5475098037	USD	311,130	311,130	8-Apr-05	19-Jun-05
5475098039	USD	78,300	78,300	8-Apr-05	12-Jun-05
5475098040	USD	135,427	135,427	8-Apr-05	14-Jun-05
5475098041	USD	35,800	35,800	8-Apr-05	14-Jun-05
5475098044	USD	64,000	64,000	8-Apr-05	5-Jun-05
5475098045	USD	194,595	194,595	8-Apr-05	6-Jun-05
5475098046	USD	246,159	246,159	8-Apr-05	9-Jun-05
5475098047	USD	3,048	3,048	8-Apr-05	5-Jun-05
5475103069	USD	401,760	401,760	14-Apr-05	13-Jun-05
5475103070	USD	485,821	485,821	14-Apr-05	15-Jun-05
5475103071	USD	245,509	245,509	14-Apr-05	12-Jun-05
5475103072	USD	37,800	37,800	14-Apr-05	15-Jun-05
5475103073	USD	302,556	302,556	14-Apr-05	15-Jun-05
5475103074	USD	250,618	250,618	14-Apr-05	16-Jun-05

			5475103075	USD	30,840	30,840	14-Apr-05	22-Jun-05
			5475103076	USD	95,690	95,690	14-Apr-05	12-Jun-05
			5475103077	USD	60,500	60,500	14-Apr-05	15-Jun-05
			5475103078	USD	134,160	134,160	14-Apr-05	8-Jun-05
			5475103079	USD	28,445	28,445	14-Apr-05	15-Jun-05
			5475103080	USD	53,642	53,642	14-Apr-05	24-Aug-05
			5475108090	USD	8,684	8,684	19-Apr-05	22-Jun-05
			5475108091	USD	52,114	52,114	19-Apr-05	22-Jun-05
			5475108092	USD	36,757	36,757	19-Apr-05	3-Aug-05
			5475108093	USD	184,201	184,201	19-Apr-05	23-Jun-05
			5475108094	USD	311,840	311,840	19-Apr-05	19-Jun-05
			5475108095	USD	287,261	287,261	19-Apr-05	19-Jun-05
			5475108096	USD	263,130	263,130	19-Apr-05	10-Jul-05
			5475108097	USD	285,698	285,698	19-Apr-05	22-Jun-05
			5475108098	USD	87,162	87,162	19-Apr-05	20-Jun-05
			5475108099	USD	205,642	205,642	19-Apr-05	23-Jun-05
			5475108101	USD	6,125	6,125	19-Apr-05	22-Jun-05
			5475108124	USD	603,827	603,827	19-Apr-05	22-Jun-05
			5475117045	USD	88,672	88,672	28-Apr-05	29-Jun-05
			5475117046	USD	84,759	84,759	28”Apr-05	29-Jun-05
			5475117047	USD	204,115	204,115	28-Apr-05	13-Jul-05
			5475117048	USD	3,864	3,864	28-Apr-05	29-Jun-05
			5475117049	USD	72,987	72,987	28-Apr-05	30-Jun-05
			5475117050	USD	22,855	22,855	28-Apr-05	3-Jul-05
			5475117051	USD	104,720	104,720	28-Apr-05	29-Jun-05
			5475117052	USD	299,400	299,400	28-Apr-05	26-Jun-05
			5475117053	USD	70,950	70,950	28-Apr-05	6-Jul-05
			5475117054	USD	96,968	96,968	28-Apr-05	30-Jun-05
			5475117055	USD	75,584	75,584	28-Apr-05	22-Jun-05
			5475119034	USD	469,540	469,540	3-May-05	6-Jul-05
			5475119035	USD	26,702	26,702	3-May-05	6-Jul-05
			5475119036	USD	158,000	158,000	3-May-05	3-Jul-05
			5475119037	USD	65,351	65,351	3-May-05	13-Jul-05
			5475119038	USD	274,275	274,275	3-May-05	28-Jun-05
			5475119039	USD	9,850	9,850	3-May-05	3-Jul-05
			5475119040	USD	393,896	393,896	3-May-05	3-Jul-05
			5475119041	USD	295,800	295,800	3-May-05	3-Jul-05
			5475119042	USD	123,690	123,690	3-May-05	3-Jul-05
			5475119043	USD	48,000	48,000	3-May-05	6-Jul-05
			5475119044	USD	87,540	87,540	3-May-05	6-Jul-05
			5475119045	USD	10,810	10,810	3-May-05	15-Jun-05
917556	942284	CCX	5475063072	USD	24,310	24,310	4-Mar-05	26-Jul-05
			5475063074	USD	481,335	481,335	4-Mar-05	11-May-05
			5475063075	USD	245,482	245,482	4-Mar-05	11-May-05
			5475063077	USD	84	84	4-Mar-05	4-May-07
			5475063078	USD	195,046	195,046	4-Mar-05	4-May-07
			5475073024	USD	677,805	677,805	14-Mar-05	18-May-05
			5475073064	USD	166,100	166,100	14-Mar-05	12-May-05
			5475073065	USD	116,400	116,400	14-Mar-05	12-May-05
			5475073066	USD	176	176	14-Mar-05	11-May-05
			5475073067	USD	322,130	322,130	14-Mar-05	25-May-05
			5475073068	USD	248,873	248,873	14-Mar-05	25-May-05
			5475073069	USD	252,291	252,291	14-Mar-05	25-May-05
			5475073070	USD	62,217	62,217	14-Mar-05	17-May-05
			5475073071	USD	297,064	297,064	14-Mar-05	18-May-05
			5475073072	USD	285,834	285,834	14-Mar-05	11-May-05
			5475077031	USD	131,267	131,267	18-Mar-05	18-May-05
			5475077032	USD	48,060	48,060	18-Mar-05	18-May-05
			5475077033	USD	242,031	242,031	18-Mar-05	18-May-05
			5475077034	USD	114,403	114,403	18-Mar-05	18-May-05
			5475077035	USD	431,477	431,477	18-Mar-05	25-May-05
			5475077036	USD	445,262	445,262	18-Mar-05	19-May-05
			5475077037	USD	251,074	251,074	18-Mar-05	19-May-05
			5475077038	USD	3,890	3,890	18-Mar-05	15-May-05
			5475077039	USD	208,485	208,485	18-Mar-05	18-May-05
			5475080025	USD	1,080,983	1,080,983	21-Mar-05	25-May-05
			5475082049	USD	148,844	148,844	23-Mar-05	26-May-05
			5475082050	USD	425,250	425,250	23-Mar-05	26-May-05
			5475082051	USD	202,939	202,939	23-Mar-05	26-May-05
			5475082052	USD	124,100	124,100	23-Mar-05	25-May-05
			5475082053	USD	80,636	80,636	23-Mar-05	25-May-05
			5475082054	USD	465,006	465,006	23-Mar-05	25-May-05
			5475082055	USD	174,199	174,199	23-Mar-05	7-Jun-05
			5475090052	USD	21,250	21,250	31-Mar-05	29-May-05

		5475090053	USD	31,356	31,356	31-Mar-05	1-Jun-05
		5475090054	USD	223,440	223,440	31-Mar-05	5-Jun-05
		5475090055	USD	116,865	116,865	31-Mar-05	1-Jun-05
		5475090056	USD	60,800	60,800	31-Mar-05	7-Jun-05
		5475090058	USD	173,399	173,399	31-Mar-05	8-Jun-05
		5475090060	USD	257,965	257,965	31-Mar-05	2-Jun-05
		5475090061	USD	368,201	368,201	31-Mar-05	1-Jun-05
		5475090062	USD	271,488	271,488	31-Mar-05	1-Jun-05
		5475090063	USD	11,839	11,839	31-Mar-05	1-Jun-05
		5475098026	USD	654,056	654,056	8-Apr-05	8-Jun-05
		5475098048	USD	198,074	198,074	8-Apr-05	14-Jun-05
		5475098049	USD	138,859	138,859	8-Apr-05	22-Jun-05
		5475103081	USD	282,595	282,595	14-Apr-05	15-Jun-05
		5475103082	USD	68,831	68,831	14-Apr-05	15-Jun-05
		5475108102	USD	11,979	11,979	19-Apr-05	26-Jun-05
		5475108103	USD	61,884	61,884	19-Apr-05	23-Jun-05
		5475108104	USD	217,406	217,406	19-Apr-05	22-Jun-05
		5475108105	USD	423,952	423,952	19-Apr-05	15-Jul-05
		5475108106	USD	297,122	297,122	19-Apr-05	13-Jul-05
		5475108107	USD	31,624	31,624	19-Apr-05	22-Jun-05
		5475108125	USD	1,514,984	1,514,984	19-Apr-05	17-Jul-05
		5475108126	USD	1,342,252	1,342,252	19-Apr-05	23-Jun-05
		5475117056	USD	106,042	106,042	28-Apr-05	29-Jun-05
		5475117057	USD	332,349	332,349	28-Apr-05	29-Jun-05
		5475117058	USD	60,175	60,175	28-Apr-05	29-Jun-05
		5475117059	USD	125,726	125,726	28-Apr-05	29-Jun-05
		5475117060	USD	104,077	104,077	28-Apr-05	29-Jun-05
		5475117061	USD	72,760	72,760	28-Apr-05	26-Jun-05
		5475117062	USD	70,168	70,168	28-Apr-05	29-Jun-05
		5475117063	USD	101,201	101,201	28-Apr-05	30-Jun-05
		5475117064	USD	82,000	82,000	28-Apr-05	30-Jun-05
		5475117065	USD	78,780	78,780	28-Apr-05	29-Jun-05
		5475117066	USD	326,341	326,341	28-Apr-05	12-Jul-05
		5475117067	USD	256,296	256,296	28-Apr-05	12-Jul-05
		5475119046	USD	174,044	174,044	3-May-05	3-Jul-05
		5475119047	USD	201,255	201,255	3-May-05	3-Jul-05
		5475119048	USD	206,222	206,222	3-May-05	6-Jul-05
		5475119049	USD	116,615	116,615	3-May-05	6-Jul-05
		5475119050	USD	93,037	93,037	3-May-05	6-Jul-05
		5475119051	USD	43,838	43,838	3-May-05	6-Jul-05
		5475119052	USD	448,745	448,745	3-May-05	14-Jul-05
		5475119053	USD	136,862	136,862	3-May-05	6-Jul-05
943083	CCX	5815056020	USD	9,229	9,229	25-Feb-05	6-May-05
		5815082012	USD	12,685	12,685	24-Mar-05	5-Jun-05
		5815082013	USD	2,417	2,417	23-Mar-05	5-Jun-06
		5815082016	USD	7,937	7,937	23-Mar-05	5-Jun-05
		5815082018	USD	10,138	10,138	23-Mar-05	5-Jun-05
		5815082021	USD	1,790	1,790	23-Mar-05	5-Jun-05
		5815082023	USD	2,400	2,400	23-Mar-05	5-Jun-05
		5815082024	USD	1,995	1,995	23-Mar-05	5-Jun-05
		5815096013	USD	2,945	2,945	6-Apr-05	28-May-05
		5815096014	USD	23,557	23,557	6-Apr-05	28-May-05
		5815096015	USD	7,740	7,740	6-Apr-05	28-May-05
		5815096016	USD	18,226	18,226	6-Apr-05	28-May-05
		5815104016	USD	74,260	74,260	14-Apr-05	6-Jul-05
		5815104017	USD	1,263	1,263	14-Apr-05	6-Jul-05
		5815104018	USD	32,856	32,856	14-Apr-05	6-Jul-05
		5815104019	USD	24,130	24,130	14-Apr-05	6-Jul-05
		5815104020	USD	26,379	26,379	14-Apr-05	6-Jul-05
		5815104021	USD	19,832	19,832	14-Apr-05	6-Jul-05
		5815104022	USD	3,271	3,271	18-Apr-05	6-Jul-05
		5815104023	USD	56,251	56,251	14-Apr-05	6-Jul-05
		5815104024	USD	16,938	16,938	14-Apr-05	6-Jul-05
		5815104025	USD	37,490	37,490	14-Apr-05	6-Jul-05
		5815104026	USD	23,985	23,985	14-Apr-05	6-Jul-05
		5815104027	USD	12,180	12,180	14-Apr-05	6-Jul-05
		5815104028	USD	45,673	45,673	14-Apr-05	6-Jul-05
		5815104029	USD	81,110	81,110	14-Apr-05	6-Jul-05
		5815117005	USD	13,063	13,063	27-Apr-05	6-Jul-05
		5815117006	USD	1,110	1,110	27-Apr-05	6-Jul-05
		5815117007	USD	5,790	5,790	27-Apr-05	6-Jul-05
		5815117008	USD	13,795	13,795	27-Apr-05	6-Jul-05
		5815117009	USD	11,160	11,160	27-Apr-05	6-Jul-05
		5815117010	USD	23,625	23,625	27-Apr-05	6-Jul-05

			5815124006	USD	46,715	46,715	4-May-05	6-Jul-05
	943169	CCX	5475098051	USD	6,554	6,554	8-Apr-05	22-Jun-05
			5475108108	USD	57,950	57,950	19-Apr-05	29-Jun-05
			5475108109	USD	3,275	3,275	19-Apr-05	22-Jun-05
			5475108110	USD	26,375	26,375	19-Apr-05	22-Jun-05
			5475119054	USD	4,104	4,104	3-May-05	6-Jul-05
			5475119055	USD	74,835	74,835	3-May-05	6-Jul-05
917556	943170	CCX	5475039069	USD	5,792	5,792	14-Feb-05	24-May-05
			5475039080	USD	11,505	11,505	14-Feb-05	25-May-05
			5475052116	USD	134	134	22-Feb-05	11-May-05
			5475059115	USD	2,456	2,456	1-Mar-05	15-May-05
			5475063096	USD	27,233	27,233	4-Mar-05	14-Jun-05
			5475063101	USD	1,975	1,975	4-Mar-05	10-May-05
			5475073077	USD	11,611	11,611	14-Mar-05	11-May-05
			5475073080	USD	7,032	7,032	14-Mar-05	11-May-05
			5475073082	USD	7,946	7,946	14-Mar-05	10-May-05
			5475073086	USD	4,563	4,563	14-Mar-05	11-May-05
			5475073090	USD	5,406	5,406	14-Mar-05	10-May-05
			5475073091	USD	3,040	3,040	14-Mar-05	11-May-05
			5475073092	USD	3,524	3,524	14-Mar-05	11-May-05
			5475073093	USD	3,894	3,894	14-Mar-05	11-May-05
			5475077040	USD	5,463	5,463	18-Mar-05	18-May-05
			5475077041	USD	7,569	7,569	18-Mar-05	19-May-05
			5475077042	USD	5,546	5,546	18-Mar-05	15-May-05
			5475077043	USD	4,393	4,393	18-Mar-05	20-Jul-05
			5475077044	USD	27,690	27,690	18-Mar-05	29-Jun-05
			5475082058	USD	4,675	4,675	23-Mar-05	25-May-05
			5475082059	USD	4,085	4,085	23-Mar-05	25-May-05
			5475082060	USD	28,895	28,895	23-Mar-05	25-May-05
			5475082061	USD	9,689	9,689	23-Mar-05	18-May-05
			5475082062	USD	2,847	2,847	23-Mar-05	24-May-05
			5475082063	USD	7,304	7,304	23-Mar-05	24-May-08
			5475082064	USD	9,626	9,626	23-Mar-05	29-Jun-05
			5475090065	USD	5,269	5,269	31-Mar-05	1-Jun-05
			5475090066	USD	22,145	22,145	31-Mar-05	1-Jun-05
			5475090067	USD	14,286	14,286	31-Mar-05	31-May-05
			5475098052	USD	12,806	12,806	8-Apr-05	8-Jun-05
			5475098053	USD	8,437	8,437	8-Apr-05	8-Jun-05
			5475098054	USD	9,563	9,563	8-Apr-05	8-Jun-05
			5475098055	USD	61,751	61,751	8-Apr-05	21-Jun-05
			5475098056	USD	3,710	3,710	8-Apr-05	22-Jun-05
			5475098057	USD	40,955	40,955	8-Apr-05	12-Jun-05
			5475098058	USD	19,680	19,680	8-Apr-05	7-Jun-05
			5475098059	USD	4,620	4,620	8-Apr-05	5-Jun-05
			5475103083	USD	53,965	53,965	14-Apr-05	23-Jun-05
			5475103084	USD	32,126	32,126	14-Apr-05	14-Jun-05
			5475103085	USD	57,385	57,385	14-Apr-05	15-Jun-05
			5475103086	USD	12,230	12,230	14-Apr-05	12-Jun-05
			5475103087	USD	2,377	2,377	14-Apr-05	12-Jun-05
			5475103088	USD	20,350	20,350	14-Apr-05	15-Jun-05
			5475103089	USD	5,790	5,790	14-Apr-05	12-Jun-05
			5475103090	USD	8,363	8,363	14-Apr-05	15-Jun-05
			5475103091	USD	22,564	22,564	14-Apr-05	12-Jun-05
			5475108111	USD	82,608	82,608	19-Apr-05	6-Jul-05
			5475108112	USD	6,155	6,155	19-Apr-05	22-Jun-05
			5475108114	USD	7,974	7,974	19-Apr-05	22-Jun-05
			5475108115	USD	35,220	35,220	19-Apr-05	22-Jul-05
			5475108116	USD	28,013	28,013	19-Apr-05	22-Jun-05
			5475108117	USD	17,617	17,617	19-Apr-05	19-Jun-05
			5475108118	USD	22,680	22,680	19-Apr-05	3-Jul-05
			5475108119	USD	20,736	20,736	19-Apr-05	22-Jun-05
			5475117068	USD	23,969	23,969	28-Apr-05	29-Jun-05
			5475117069	USD	18,766	18,766	28-Apr-05	29-Jun-05
			5475117070	USD	36,840	36,840	28-Apr-05	29-Jun-05
			5475117071	USD	3,314	3,314	28-Apr-05	29-Jun-05
			5475117072	USD	6,360	6,360	28-Apr-05	22-Jun-05
			5475117073	USD	3,494	3,494	28-Apr-05	26-Jun-05
			5475117074	USD	7,410	7,410	28-Apr-05	22-Jun-05
			5475117075	USD	13,400	13,400	28-Apr-05	26-Jun-05
			5475119056	USD	10,781	10,781	3-May-05	7-Jul-05
			5475119057	USD	28,224	28,224	3-May-05	3-Jul-05
			5475119058	USD	5,040	5,040	3-May-05	3-Jul-05
			5475119059	USD	35,107	35,107	3-May-05	3-Jul-05

943281	CCX	5474322098	USD	10,507	10,507	18-Nov-04	22-May-05
		5474322101	USD	101,199	101,199	18-Nov-04	5-Jun-05
		5475006156	USD	286,085	286,085	7-Jan-05	1-Jun-05
		5475025084	USD	72,464	72,464	26-Jan-05	7-May-05
		5475038070	USD	65,985	65,985	7-Feb-05	24-May-05
		5475049037	USD	9	9	21-Feb-05	7-May-05
		5475049040	USD	40	40	21-Feb-05	7-May-05
		5475049058	USD	19,851	19,851	21-Feb-05	10-May-05
		5475049061	USD	10,241	10,241	21-Feb-05	18-May-05
		5475049062	USD	310,448	310,448	21-Feb-05	7-May-05
		5475049074	USD	18,112	18,112	21-Feb-05	9-May-05
		5475049076	USD	174,891	174,891	21-Feb-05	7-May-05
		5475049088	USD	43,880	43,880	21-Feb-05	7-May-05
		5475049092	USD	60	60	21-Feb-05	7-May-05
		5475049094	USD	14,495	14,495	21-Feb-05	7-May-05
		5475055066	USD	252	252	25-Feb-05	7-May-05
		5475055071	USD	11,440	11,440	25-Feb-05	6-Jul-05
		5475055080	USD	178,316	178,316	25-Feb-05	17-May-05
		5475055087	USD	22,512	22,512	25-Feb-05	10-May-05
		5475055089	USD	252	252	25-Feb-05	10-May-05
		5475055096	USD	142,372	142,372	25-Feb-05	21-May-05
		5475055099	USD	31,503	31,503	25-Feb-05	10-May-05
		5475055100	USD	106,186	106,186	25-Feb-05	10-May-05
		5475055105	USD	15	15	25-Feb-05	7-May-05
		5475055106	USD	27,200	27,200	25-Feb-05	7-May-05
		5475055107	USD	6,940	6,940	25-Feb-05	7-May-05
		5475055113	USD	255,250	255,250	25-Feb-05	29-Jun-05
		5475055114	USD	58,320	58,320	25-Feb-05	26-Jun-05
		5475055115	USD	138,860	138,860	25-Feb-05	29-Jun-05
		5475055116	USD	33,357	33,357	25-Feb-05	29-Jun-05
		5475055117	USD	27,585	27,585	25-Feb-05	6-Jul-05
		5475055118	USD	78,150	78,150	25-Feb-05	22-Jun-05
		5475055119	USD	71,233	71,233	25-Feb-05	13-Jul-05
		5475055120	USD	70,860	70,860	25-Feb-05	13-Jul-05
		5475055121	USD	38,160	38,160	25-Feb-05	22-Jun-05
		5475055122	USD	131,670	131,670	25-Feb-05	6-Jul-05
		5475055130	USD	252,808	252,808	25-Feb-05	10-May-05
		5475055132	USD	891,744	891,744	25-Feb-05	15-Jun-05
		5475055134	USD	1,078,315	1,078,315	25-Feb-05	6-Jul-05
		5475055136	USD	873,000	873,000	25-Feb-05	6-Jul-05
		5475055138	USD	1,214,550	1,214,550	25-Feb-05	6-Jul-05
		5475055140	USD	1,328,750	1,328,750	25-Feb-05	29-Jun-05
		5475060067	USD	116,222	116,222	2-Mar-05	18-May-05
		5475060068	USD	1,012,276	1,012,276	2-Mar-05	8-May-05
		5475060069	USD	154,969	154,969	2-Mar-05	8-May-05
		5475060070	USD	610,274	610,274	2-Mar-05	8-May-05
		5475060076	USD	108,400	108,400	2-Mar-05	20-Jul-05
		5475060077	USD	382,154	382,154	2-Mar-05	20-Jul-05
		5475060078	USD	385,550	385,550	2-Mar-05	13-Jul-05
		5475060079	USD	265,404	265,404	2-Mar-05	28-Aug-05
		5475060080	USD	305,800	305,800	2-Mar-05	6-Jul-05
		5475060081	USD	758,520	758,520	2-Mar-05	6-Jul-05
		5475060082	USD	263,235	263,235	2-Mar-05	20-Jul-05
		5475060083	USD	33,792	33,792	2-Mar-05	6-Jul-05
		5475060084	USD	48,440	48,440	2-Mar-05	20-Jul-05
		5475060085	USD	17,845	17,845	2-Mar-05	20-Jul-05
		5475060086	USD	67,352	67,352	2-Mar-05	13-Jul-05
		5475060087	USD	57,830	57,830	2-Mar-05	13-Jul-05
		5475060088	USD	13,907	13,907	2-Mar-05	29-Jun-05
		5475060089	USD	54,386	54,386	2-Mar-05	18-May-05
		5475060090	USD	13,300	13,300	2-Mar-05	20-Jul-05
		5475063138	USD	5,635	5,635	7-Mar-05	7-May-05
		5475063139	USD	9,690	9,690	7-Mar-05	7-May-05
		5475063144	USD	96,872	96,872	7-Mar-05	7-May-05
		5475063145	USD	390,148	390,148	7-Mar-05	17-May-05
		5475063146	USD	167,505	167,505	7-Mar-05	13-May-05
		5475063147	USD	34,016	34,016	7-Mar-05	13-May-05
		5475063148	USD	92,720	92,720	7-Mar-05	13-May-05
		5475063149	USD	59,315	59,315	7-Mar-05	13-May-05
		5475063150	USD	90,858	90,858	7-Mar-05	13-May-05
		5475063151	USD	937,422	937,422	7-Mar-05	13-May-05
		5475063152	USD	843,613	843,613	7-Mar-05	7-May-05
		5475063154	USD	373,334	373,334	7-Mar-05	7-May-05
		5475063155	USD	354,170	354,170	7-Mar-05	7-May-05

5475063156	USD	341,932	341,932	7-Mar-05	13-May-05
5475063157	USD	840,915	840,915	7-Mar-05	1-Jun-05
5475063158	USD	7,458	7,458	7-Mar-05	7-May-05
5475063159	USD	342	342	7-Mar-05	13-May-05
5475063160	USD	224,569	224,569	7-Mar-05	13-May-05
5475063161	USD	560,724	560,724	7-Mar-05	17-May-05
5475063163	USD	234,712	234,712	7-Mar-05	13-May-05
5475063164	USD	353,548	353,548	7-Mar-05	13-May-05
5475063165	USD	210,850	210,850	7-Mar-05	17-May-05
5475063168	USD	32,765	32,765	7-Mar-05	7-May-05
5475063169	USD	14,346	14,346	7-Mar-05	7-May-05
5475063170	USD	41,240	41,240	7-Mar-05	7-May-05
5475063171	USD	13,187	13,187	7-Mar-05	7-May-05
5475068044	USD	1,626	1,626	10-Mar-05	31-May-05
5475068045	USD	363,899	363,899	10-Mar-05	10-May-05
5475068046	USD	477,717	477,717	10-Mar-05	17-May-05
5475068047	USD	572,824	572,824	10-Mar-05	17-May-05
5475068048	USD	327,609	327,609	10-Mar-05	10-May-05
5475068049	USD	32,963	32,963	10-Mar-05	13-May-05
5475068050	USD	272,716	272,716	10-Mar-05	10-May-05
5475068053	USD	65,748	65,748	10-Mar-05	7-May-05
5475068054	USD	144,769	144,769	10-Mar-05	4-Jun-05
5475070050	USD	1,810,617	1,810,617	11-Mar-05	15-Jun-05
5475074072	USD	14,075	14,075	16-Mar-05	13-May-05
5475074073	USD	19,643	19,643	16-Mar-05	10-May-05
5475074074	USD	11,745	11,745	16-Mar-05	20-May-05
5475074075	USD	25,243	25,243	16-Mar-05	20-May-05
5475074076	USD	2,200	2,200	16-Mar-05	18-May-05
5475074077	USD	17,445	17,445	16-Mar-05	13-May-05
5475074078	USD	13,900	13,900	16-Mar-05	13-May-05
5475074084	USD	432,338	432,338	16-Mar-05	15-May-05
5475074085	USD	127,197	127,197	16-Mar-05	24-May-05
5475074086	USD	343,472	343,472	16-Mar-05	21-May-05
5475074087	USD	28,230	28,230	16-Mar-05	20-May-05
5475074088	USD	53,384	53,384	16-Mar-05	20-May-05
5475074089	USD	64,849	64,849	16-Mar-05	17-May-05
5475074090	USD	101,003	101,003	16-Mar-05	20-May-05
5475074091	USD	25,939	25,939	16-Mar-05	27-May-05
5475074092	USD	907,893	907,893	16-Mar-05	20-May-05
5475074093	USD	276,318	276,318	16-Mar-05	14-May-05
5475074094	USD	19,552	19,552	16-Mar-05	20-May-05
5475074095	USD	100,043	100,043	16-Mar-05	17-May-05
5475074096	USD	210,242	210,242	16-Mar-05	20-May-05
5475074097	USD	171,626	171,626	16-Mar-05	17-May-05
5475074098	USD	107,363	107,363	16-Mar-05	14-May-05
5475074099	USD	420,000	420,000	16-Mar-05	14-May-05
5475074100	USD	296,104	296,104	16-Mar-05	20-May-05
5475074101	USD	631,654	631,654	16-Mar-05	17-May-05
5475074102	USD	801,640	801,640	16-Mar-05	21-May-05
5475074103	USD	372,601	372,601	16-Mar-05	18-Jun-05
5475074104	USD	450,766	450,766	16-Mar-05	17-May-05
5475074105	USD	1,178,590	1,178,590	16-Mar-05	28-May-05
5475074106	USD	238,164	238,164	16-Mar-05	20-May-05
5475074107	USD	68,584	68,584	16-Mar-05	20-May-05
5475074108	USD	69,675	69,675	16-Mar-05	21-May-05
5475074109	USD	581,748	581,748	16-Mar-05	20-May-05
5475074110	USD	359,400	359,400	16-Mar-05	21-May-05
5475074111	USD	319,200	319,200	16-Mar-05	20-May-05
5475074112	USD	51,144	51,144	16-Mar-05	21-May-05
5475074113	USD	27,767	27,767	16-Mar-05	17-May-05
5475074114	USD	41,729	41,729	16-Mar-05	17-May-05
5475074115	USD	41,578	41,578	16-Mar-05	12-Aug-05
5475074116	USD	180,018	180,018	16-Mar-05	14-May-05
5475074117	USD	26,580	26,580	16-Mar-05	14-May-05
5475074118	USD	37,323	37,323	16-Mar-05	14-May-05
5475074119	USD	29,700	29,700	16-Mar-05	14-May-05
5475074120	USD	225,070	225,070	16-Mar-05	20-May-05
5475074121	USD	55,460	55,460	16-Mar-05	13-May-05
5475074122	USD	30,320	30,320	16-Mar-05	17-May-05
5475074123	USD	104,700	104,700	16-Mar-05	20-May-05
5475082065	USD	71,269	71,269	23-Mar-05	24-May-05
5475082066	USD	48,750	48,750	23-Mar-05	25-May-05
5475082068	USD	49,019	49,019	23-Mar-05	24-May-05
5475082069	USD	117	117	23-Mar-05	27-May-05

5475082070	USD	17,257	17,257	23-Mar-05	20-May-05
5475082071	USD	438,750	438,750	23-Mar-05	10-Jun-05
5475082072	USD	103,436	103,436	23-Mar-05	28-May-05
5475082073	USD	210,571	210,571	23-Mar-05	28-May-05
5475082074	USD	441,060	441,060	23-Mar-05	7-Jun-05
5475082075	USD	249,550	249,550	23-Mar-05	14-Jun-05
5475082076	USD	40,888	40,888	23-Mar-05	7-Jun-05
5475082077	USD	224,789	224,789	23-Mar-05	27-May-05
5475082078	USD	295,063	295,063	23-Mar-05	28-May-05
5475082079	USD	378,000	378,000	23-Mar-05	21-Jun-05
5475082080	USD	21,000	21,000	23-Mar-05	21-May-05
5475082081	USD	49,678	49,678	23-Mar-05	1-Jun-05
5475082084	USD	19,426	19,426	23-Mar-05	1-Jun-05
5475082086	USD	611,010	611,010	23-Mar-05	21-Jun-05
5475082088	USD	548,100	548,100	23-Mar-05	7-Jun-05
5475082090	USD	645,987	645,987	23-Mar-05	28-May-05
5475088071	USD	30,644	30,644	30-Mar-05	31-May-05
5475088072	USD	24,683	24,683	30-Mar-05	31-May-05
5475088073	USD	30,719	30,719	30-Mar-05	31-May-05
5475088074	USD	486,230	486,230	30-Mar-05	8-Jun-05
5475088075	USD	120,000	120,000	30-Mar-05	14-May-05
5475088076	USD	119,601	119,601	30-Mar-05	4-Jun-05
5475088077	USD	375,253	375,253	30-Mar-05	7-Jun-05
5475088078	USD	29,400	29,400	30-Mar-05	1-Jun-05
5475088079	USD	810,000	810,000	30-Mar-05	7-Jun-05
5475088080	USD	141,133	141,133	30-Mar-05	31-May-05
5475088081	USD	35,961	35,961	30-Mar-05	31-May-05
5475088082	USD	47,204	47,204	30-Mar-05	31-May-05
5475088083	USD	10,605	10,605	30-Mar-05	28-May-05
5475088084	USD	128,000	128,000	30-Mar-05	30-May-05
5475088085	USD	398,670	398,670	30-Mar-05	7-Jun-05
5475088086	USD	144,940	144,940	30-Mar-05	4-Jun-05
5475088087	USD	64	64	30-Mar-05	27-May-05
5475088088	USD	17,220	17,220	30-Mar-05	31-May-05
5475088089	USD	503,436	503,436	30-Mar-05	17-Aug-05
5475088090	USD	35,496	35,496	30-Mar-05	10-Aug-05
5475088091	USD	24,474	24,474	30-Mar-05	27-Jul-05
5475097052	USD	164,879	164,879	7-Apr-05	10-Jun-05
5475097053	USD	339,986	339,986	7-Apr-05	3-Jun-05
5475097054	USD	15,593	15,593	7-Apr-05	3-Jun-05
5475097055	USD	205,986	205,986	7-Apr-05	10-Jun-05
5475097057	USD	36,600	36,600	7-Apr-05	8-Jun-05
5475097058	USD	123,329	123,329	7-Apr-05	11-Jun-05
5475097059	USD	47,520	47,520	7-Apr-05	10-Jun-05
5475097060	USD	52,132	52,132	7-Apr-05	11-Jun-05
5475097061	USD	122,696	122,696	7-Apr-05	28-Jun-05
5475097062	USD	1,039,100	1,039,100	7-Apr-05	8-Jun-05
5475097063	USD	359,200	359,200	7-Apr-05	24-Jun-05
5475097064	USD	558,476	558,476	7-Apr-05	10-Jun-05
5475097065	USD	737,685	737,685	7-Apr-05	10-Jun-05
5475097066	USD	27,765	27,765	7-Apr-05	10-Jun-05
5475097067	USD	447,390	447,390	7-Apr-05	17-Jun-05
5475097068	USD	284,059	284,059	7-Apr-05	10-Jun-05
5475097069	USD	413,910	413,910	7-Apr-05	24-Jun-05
5475097070	USD	105,000	105,000	7-Apr-05	10-Jun-05
5475097071	USD	18,950	18,950	7-Apr-05	3-Jun-05
5475097072	USD	210,235	210,235	7-Apr-05	7-Jun-05
5475097073	USD	611,712	611,712	7-Apr-05	11-Jun-05
5475097074	USD	116,250	116,250	7-Apr-05	10-Jun-05
5475097075	USD	95,622	95,622	7-Apr-05	10-Jun-05
5475097076	USD	203,025	203,025	7-Apr-05	11-Jun-05
5475097077	USD	13,440	13,440	7-Apr-05	18-Jun-05
5475097078	USD	7,498	7,498	7-Apr-05	7-Aug-05
5475097079	USD	73,520	73,520	7-Apr-05	4-Jun-05
5475097080	USD	21,552	21,552	7-Apr-05	4-Jun-05
5475097081	USD	30,128	30,128	7-Apr-05	11-Jun-05
5475097082	USD	8,100	8,100	7-Apr-05	4-Jun-05
5475097083	USD	65,585	65,585	7-Apr-05	4-Jun-05
5475097084	USD	34,076	34,076	7-Apr-05	4-Jun-05
5475097085	USD	23,520	23,520	7-Apr-05	4-Jun-05
5475097086	USD	11,795	11,795	7-Apr-05	4-Jun-05
5475097087	USD	20,570	20,570	7-Apr-05	31-May-05
5475097088	USD	43,000	43,000	7-Apr-05	10-Jun-05
5475097089	USD	89,708	89,708	7-Apr-05	10-Jun-05

5475097090	USD	29,375	29,375	7-Apr-05	10-Jun-05
5475097091	USD	34,522	34,522	7-Apr-05	10-Jun-05
5475097092	USD	962,592	962,592	7-Apr-05	7-Sep-05
5475097093	USD	99,180	99,180	7-Apr-05	17-Aug-05
5475102066	USD	196,076	196,076	13-Apr-05	18-Jun-05
5475102067	USD	52,250	52,250	13-Apr-05	18-Jun-05
5475102068	USD	700,215	700,215	13-Apr-05	18-Jun-05
5475102069	USD	57,544	57,544	13-Apr-05	17-Jun-05
5475102070	USD	32,208	32,208	13-Apr-05	15-Jun-05
5475102071	USD	333,958	333,958	13-Apr-05	17-Jun-05
5475102072	USD	26,786	26,786	13-Apr-05	17-Jun-05
5475102073	USD	113,295	113,295	13-Apr-05	17-Jun-05
5475102074	USD	566,659	566,659	13-Apr-05	13-Jul-05
5475102075	USD	294,390	294,390	13-Apr-05	17-Jun-05
5475102076	USD	256,316	256,316	13-Apr-05	15-Jun-05
5475102077	USD	75,240	75,240	13-Apr-05	11-Jun-05
5475102078	USD	111,950	111,950	13-Apr-05	17-Jun-05
5475102079	USD	116,300	116,300	13-Apr-05	17-Jun-05
5475102080	USD	169,368	169,368	13-Apr-05	14-Jun-05
5475102082	USD	306,967	306,967	13-Apr-05	2-Jul-05
5475102083	USD	145,312	145,312	13-Apr-05	18-Jun-05
5475102084	USD	340,764	340,764	13-Apr-05	21-Jun-05
5475102085	USD	65,327	65,327	13-Apr-05	18-Jun-05
5475102086	USD	100,790	100,790	13-Apr-05	17-Jun-05
5475102087	USD	477,700	477,700	13-Apr-05	18-Jun-05
5475102088	USD	504,440	504,440	13-Apr-05	26-Jul-05
5475102089	USD	46,200	46,200	13-Apr-05	10-Jun-05
5475102090	USD	36,000	36,000	13-Apr-05	17-Jun-05
5475102091	USD	130,147	130,147	13-Apr-05	15-Jun-05
5475102092	USD	23,075	23,075	13-Apr-05	11-Jun-05
5475102093	USD	47,961	47,961	13-Apr-05	18-Jun-05
5475102094	USD	10,080	10,080	13-Apr-05	11-Jun-05
5475102095	USD	37,680	37,680	13-Apr-05	11-Jun-05
5475102096	USD	23,310	23,310	13-Apr-05	14-Jun-05
5475102097	USD	162,449	162,449	13-Apr-05	31-Aug-05
5475104001	USD	754,000	754,000	14-Apr-05	5-Jul-05
5475111012	USD	98,967	98,967	21-Apr-05	18-Jun-05
5475111013	USD	63,150	63,150	21-Apr-05	25-Jun-05
5475111014	USD	476,906	476,906	21-Apr-05	29-Jul-05
5475111015	USD	62,862	62,862	21-Apr-05	24-Jun-05
5475111016	USD	64,000	64,000	21-Apr-05	18-Jun-05
5475111017	USD	170,000	170,000	21-Apr-05	25-Jun-05
5475111018	USD	677,650	677,650	21-Apr-05	24-Jun-05
5475111019	USD	416,250	416,250	21-Apr-05	25-Jun-05
5475111020	USD	39,087	39,087	21-Apr-05	2-Jul-05
5475111021	USD	249,334	249,334	21-Apr-05	1-Jul-05
5475111022	USD	284,850	284,850	21-Apr-05	25-Jun-05
5475111023	USD	181,427	181,427	21-Apr-05	12-Aug-05
5475111024	USD	105,525	105,525	21-Apr-05	25-Jun-05
5475111025	USD	788,841	788,841	21-Apr-05	25-Jun-05
5475111026	USD	175,050	175,050	21-Apr-05	25-Jun-05
5475111027	USD	238,700	238,700	21-Apr-05	9-Aug-05
5475111028	USD	828,526	828,526	21-Apr-05	28-Jun-05
5475111029	USD	115,650	115,650	21-Apr-05	1-Jul-05
5475111030	USD	17,730	17,730	21-Apr-05	20-Jul-05
5475111031	USD	3,570	3,570	21-Apr-05	22-Jun-05
5475111032	USD	16,598	16,598	21-Apr-05	9-Jul-05
5475111033	USD	112,746	112,746	21-Apr-05	18-Jun-05
5475111034	USD	14,925	14,925	21-Apr-05	18-Jun-05
5475111035	USD	22,640	22,640	21-Apr-05	18-Jun-05
5475111036	USD	89,178	89,178	21-Apr-05	25-Jun-05
5475111037	USD	98,774	98,774	21-Apr-05	2-Jul-05
5475111038	USD	68,700	68,700	21-Apr-05	9-Jul-05
5475111039	USD	227,750	227,750	21-Apr-05	24-Jun-05
5475111040	USD	37,620	37,620	21-Apr-05	24-Jun-05
5475111041	USD	1,113,600	1,113,600	21-Apr-05	31-Aug-05
5475111042	USD	1,468,000	1,468,000	21-Apr-05	31-Aug-05
5475117018	USD	66,474	66,474	27-Apr-05	24-Aug-05
5475123032	USD	84,311	84,311	4-May-05	6-Jul-05
5475123033	USD	17,820	17,820	4-May-05	2-Jul-05
5475123034	USD	420,610	420,610	4-May-05	2-Aug-05
5475123035	USD	57,544	57,544	4-May-05	5-Jul-05
5475123036	USD	202,625	202,625	4-May-05	6-Jul-05
5475123037	USD	116,364	116,364	4-May-05	1-Jul-05

		5475123038	USD	308,909	308,909	4-May-05	29-Jul-05
		5475123039	USD	129,600	129,600	4-May-05	2-Jul-05
		5475123040	USD	72,280	72,280	4-May-05	5-Jul-05
		5475123041	USD	98,840	98,840	4-May-05	6-Jul-05
		5475123042	USD	378,450	378,450	4-May-05	19-Jul-05
		5475123043	USD	428,539	428,539	4-May-05	5-Jul-05
		5475123044	USD	139,190	139,190	4-May-05	22-Jul-05
		5475123045	USD	40,800	40,800	4-May-05	12-Jul-05
		5475123046	USD	235,000	235,000	4-May-05	28-Jun-05
		5475123047	USD	95,852	95,852	4-May-05	4-Jul-05
		5475123048	USD	50,891	50,891	4-May-05	28-Jun-05
		5475123049	USD	351,548	351,548	4-May-05	19-Jul-05
		5475123050	USD	852,998	852,998	4-May-05	2-Jul-05
		5475123051	USD	268,900	268,900	4-May-05	19-Jul-05
		5475123052	USD	334,270	334,270	4-May-05	19-Jul-05
		5475123053	USD	816,434	816,434	4-May-05	9-Aug-05
		5475123054	USD	288,900	288,900	4-May-05	16-Aug-05
		5475123055	USD	46,200	46,200	4-May-05	2-Jul-05
		5475123056	USD	10,876	10,876	4-May-05	16-Jul-05
		5475123057	USD	25,733	25,733	4-May-05	9-Jul-05
		5475123058	USD	10,640	10,640	4-May-05	9-Jul-05
		5475123059	USD	149,128	149,128	4-May-05	9-Jul-05
		5475123060	USD	51,700	51,700	4-May-05	27-Jun-05
		5475123061	USD	32,345	32,345	4-May-05	9-Jul-05
		5475123062	USD	24,410	24,410	4-May-05	16-Jul-05
		5475123063	USD	24,975	24,975	4-May-05	9-Jul-05
		5475123064	USD	42,266	42,266	4-May-05	9-Jul-05
		5475123065	USD	32,938	32,938	4-May-05	9-Jul-05
		5475123066	USD	79,436	79,436	4-May-05	9-Jul-05
		5475123067	USD	50,495	50,495	4-May-05	6-Aug-05
		5475123068	USD	40,180	40,180	4-May-05	5-Jul-05
		5475123069	USD	637,200	637,200	4-May-05	21-Sep-05
943282	CCX	5474364071	USD	14,710	14,710	29-Dec-04	14-Jun-05
		5475063173	USD	14,878	14,878	7-Mar-05	7-May-05
		5475063175	USD	33,520	33,520	7-Mar-05	7-May-05
		5475063176	USD	32,341	32,341	7-Mar-05	7-May-05
		5475068058	USD	3,536	3,536	10-Mar-05	10-May-05
		5475068059	USD	11,518	11,518	10-Mar-05	20-May-05
		5475074124	USD	49,200	49,200	16-Mar-05	13-May-05
		5475074125	USD	74	74	16-Mar-05	13-May-05
		5475074126	USD	64,913	64,913	16-Mar-05	17-May-05
		5475074127	USD	9,257	9,257	16-Mar-05	20-May-05
		5475074128	USD	60,999	60,999	16-Mar-05	20-May-05
		5475082085	USD	28,309	28,309	23-Mar-05	28-May-05
		5475082087	USD	77,309	77,309	23-Mar-05	21-May-05
		5475097094	USD	106,909	106,909	7-Apr-05	3-Jun-05
		5475097095	USD	70,200	70,200	7-Apr-05	3-Jun-05
		5475102098	USD	77,945	77,945	13-Apr-05	17-Jun-05
		5475102099	USD	52,924	52,924	13-Apr-05	4-Jun-05
		5475111043	USD	12,023	12,023	21-Apr-05	4-Jun-05
		5475111044	USD	212,453	212,453	21-Apr-05	19-Jul-05
		5475111045	USD	65,546	65,546	21-Apr-05	18-Jun-05
		5475123070	USD	13,952	13,952	4-May-05	23-Jul-05
943283	CCX	5475049050	USD	2,873	2,873	21-Feb-05	7-May-05
		5475055077	USD	6,300	6,300	25-Feb-05	6-Jul-05
		5475055078	USD	10,400	10,400	25-Feb-05	19-Jun-05
		5475055131	USD	67,044	67,044	25-Feb-05	13-Jul-05
		5475055133	USD	16,700	16,700	25-Feb-05	22-Jun-05
		5475055135	USD	58,600	58,600	25-Feb-05	29-Jun-05
		5475055137	USD	32,213	32,213	25-Feb-05	13-Jul-05
		5475055139	USD	30,151	30,151	25-Feb-05	6-Jul-05
		5475060095	USD	36,193	36,193	2-Mar-05	20-Jul-05
		5475060096	USD	16,213	16,213	2-Mar-05	20-Jul-05
		5475060097	USD	3,185	3,185	2-Mar-05	29-Jun-05
		5475060098	USD	12,740	12,740	2-Mar-05	29-Jun-05
		5475060099	USD	9,600	9,600	2-Mar-05	29-Jun-05
		5475060100	USD	12,082	12,082	2-Mar-05	29-Jun-05
		5475060101	USD	46,498	46,498	2-Mar-05	20-Jul-05
		5475060102	USD	11,010	11,010	2-Mar-05	29-Jun-05
		5475063140	USD	11,191	11,191	7-Mar-05	21-May-05
		5475063141	USD	7,154	7,154	7-Mar-05	7-May-05
		5475063142	USD	7,821	7,821	7-Mar-05	7-May-05
		5475063178	USD	38,631	38,631	7-Mar-05	7-May-05
		5475063179	USD	2,576	2,576	7-Mar-05	7-May-05

5475063180	USD	52,202	52,202	7-Mar-05	7-May-05
5475063181	USD	15,139	15,139	7-Mar-05	7-May-05
5475063182	USD	13,965	13,965	7-Mar-05	7-May-05
5475063184	USD	11,404	11,404	7-Mar-05	7-May-05
5475063185	USD	12,489	12,489	7-Mar-05	7-May-05
5475063186	USD	9,960	9,960	7-Mar-05	7-May-05
5475063187	USD	56,900	56,900	7-Mar-05	10-May-05
5475074080	USD	10,483	10,483	16-Mar-05	14-May-05
5475074082	USD	14,997	14,997	16-Mar-05	14-May-05
5475074083	USD	7,479	7,479	16-Mar-05	14-May-05
5475074129	USD	24,890	24,890	16-Mar-05	19-May-05
5475082089	USD	20,625	20,625	23-Mar-05	21-May-05
5475088092	USD	12,960	12,960	30-Mar-05	24-May-05
5475088093	USD	18,992	18,992	30-Mar-05	28-May-05
5475088094	USD	12,447	12,447	30-Mar-05	28-May-05
5475088095	USD	16,965	16,965	30-Mar-05	8-Jun-05
5475088096	USD	23,437	23,437	30-Mar-05	31-May-05
5475088097	USD	14,640	14,640	30-Mar-05	11-Aug-05
5475097096	USD	26,774	26,774	7-Apr-05	4-Jun-05
5475097097	USD	39,790	39,790	7-Apr-05	4-Jun-05
5475097098	USD	29,014	29,014	7-Apr-05	4-Jun-05
5475097099	USD	3,150	3,150	7-Apr-05	8-Jun-05
5475097100	USD	16,240	16,240	7-Apr-05	31-May-05
5475097101	USD	22,230	22,230	7-Apr-05	24-Jun-05
5475097102	USD	21,268	21,268	7-Apr-05	4-Jun-05
5475097103	USD	13,450	13,450	7-Apr-05	11-Jun-05
5475097104	USD	15,660	15,660	7-Apr-05	14-Jun-05
5475097105	USD	52,618	52,618	7-Apr-05	7-Jun-05
5475102100	USD	24,197	24,197	13-Apr-05	6-Jul-05
5475102101	USD	46,131	46,131	13-Apr-05	15-Jun-05
5475102102	USD	32,860	32,860	13-Apr-05	14-Jun-05
5475111046	USD	8,091	8,091	21-Apr-05	18-Jun-05
5475111047	USD	36,256	36,256	21-Apr-05	23-Jul-05
5475111048	USD	40,368	40,368	21-Apr-05	25-Jun-05
5475111049	USD	6,805	6,805	21-Apr-05	22-Jun-05
5475111050	USD	25,822	25,822	21-Apr-05	24-Jun-05
5475111051	USD	76,550	76,550	21-Apr-05	25-Jun-05
5475111052	USD	11,940	11,940	21-Apr-05	25-Jun-05
5475111053	USD	8,600	8,600	21-Apr-05	25-Jun-05
5475111054	USD	15,400	15,400	21-Apr-05	18-Jun-05
5475111055	USD	31,248	31,248	21-Apr-05	14-Jun-05
5475111056	USD	26,651	26,651	21-Apr-05	16-Jul-05
5475123071	USD	11,328	11,328	4-May-05	2-Jul-05
5475123072	USD	8,557	8,557	4-May-05	9-Jul-05
5475123073	USD	20,452	20,452	4-May-05	9-Jul-05
5475123074	USD	14,900	14,900	4-May-05	9-Jul-05
5475123075	USD	14,859	14,859	4-May-05	9-Jul-05
5475123076	USD	10,700	10,700	4-May-05	23-Jul-05
5475123077	USD	6,900	6,900	4-May-05	6-Jul-05
5475123078	USD	2,400	2,400	4-May-05	6-Jul-05
5475123079	USD	120,066	120,066	4-May-05	16-Jul-05
5475123080	USD	23,300	23,300	4-May-05	28-Jun-05
5475123081	USD	8,100	8,100	4-May-05	9-Jul-05
5475123082	USD	15,680	15,680	4-May-05	12-Jul-05
5475123083	USD	10,283	10,283	4-May-05	9-Jul-05
5475123084	USD	18,969	18,969	4-May-05	5-Jul-05
5475123085	USD	20,854	20,854	4-May-05	28-Jun-05
5475123086	USD	10,920	10,920	4-May-05	12-Jul-05
		TOTAL	164,786,131

Schedule III

LC SUBSIDIARIES

1.	Banana Republic, LLC

2.	Gap (Canada) Inc.

3.	Gap (France) S.A.S.

4.	Gap (Japan) K.K.

5.	Gap (Netherlands) B.V.

6.	GPS Consumer Direct, Inc.

7.	GPS (Great Britain) Limited

8.	Old Navy (Canada) Inc.

9.	Forth & Towne LLC

Schedule IV

PLANS

None

Schedule V

ERISA MATTERS

None

Schedule VI

ENVIRONMENTAL MATTERS

None

Schedule VII

EXISTING DEBT

Borrower	Amount	Type of Debt	Date Expires

Gap (Japan) K.K.	USD 50,000,000	6.25% 10-Year Notes	March 1, 2009

Gap (France) SAS	Euro 2,145,619	Bank Guarantee for lease payments in France Societe Generale	Evergreen

GIS Singapore	SGD 200,000	Bank Guarantee for lease payments in Citibank	Evergreen

GIS Holdings Ltd.	HKD 5,000,000	Bank Guarantee for lease payments in Citibank	Evergreen

GIS Dubai	USD 164,000	Continuing Guarantee for operating expenses in HSBC	Evergreen

Schedule VIII

EXISTING LIENS

Landlord Liens:

Lease Agreement, between Metropolitan Life Insurance Company, on behalf of the Tower Fund, a commingled separate account, as Landlord and The Gap, Inc., as Tenant for Gateway Business Center, Building #1, City of Grove City, Ohio, dated January 29, 1998 (the Ohio Catalog Center)

Amended and Restated Industrial Lease Agreement, between Industrial Developments International, Inc., as Landlord and The Gap, Inc., as Tenant for 1200 Worldwide Blvd., Hebron, Kentucky, dated March 10, 1998 (the Gap Outlet Distribution Center)

Industrial Lease Agreement, between Industrial Developments International, Inc., as Landlord, and The Gap, Inc., as Tenant for 1405 Worldwide Blvd., Hebron, Kentucky, dated June 15, 2000 (the Old Navy Outlet Distribution Center)

Exhibit A-1 to the

Letter of Credit Agreement

[FORM OF OPINION OF COUNSEL TO THE ACCOUNT PARTIES]

1. The California Subsidiary is authorized to exercise all its powers, rights and privileges and is in good legal standing under the laws of the State of California, and each of the Company and the Delaware Subsidiaries is validly existing and in good standing under the Applicable Law of the State of Delaware.

2. Each Loan Party has the power and authority to execute, deliver and perform all of its obligations under each of the Letter of Credit Agreements to which it is a party, and the execution and delivery of each of the Letter of Credit Agreements by each Loan Party which is a party thereto and the consummation by each Loan Party of the transactions contemplated thereby have been duly authorized by all requisite action on the part of each Loan Party. Each of the Letter of Credit Agreements has been duly executed and delivered by each Loan Party, which is a party thereto.

3. The execution and delivery by each Loan Party of each of the Letter of Credit Agreements to which it is a party and the performance by each Loan Party of its obligations under each of the Letter of Credit Agreements, each in accordance with its terms, does not (i) conflict with the Constitutive Documents of such Loan Party, (ii) constitute a violation of, or a default under, any Applicable Contracts or (iii) cause the creation of any security interest or lien upon any of the property of such Loan Party pursuant to any Applicable Contracts to which it is a party. I call to your attention that certain of the Applicable Contracts are governed by laws other than those as to which I express my opinion. I express no opinion as to the effect of such other laws on the opinions herein stated.

4. Neither the execution, delivery nor performance by any Loan Party of the Letter of Credit Agreements to which it is a party will contravene any provision of any Applicable Law.

5. No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required in connection with, the execution, delivery or performance of any of the Letter of Credit Agreements by any Loan Party.

6. There is no action, suit or proceeding pending or, to my knowledge, overtly threatened against any Loan Party in or before any court, Governmental Authority or arbitrator, which has a reasonable probability (taking into account the exhaustion of all appeals and the assertion of all defenses) of having a Material Adverse Effect or which purports to affect the legality, validity or enforceability of any Loan Document.

Exhibit A-2 to the

Letter of Credit Agreement

[FORM OF CORPORATE OPINION OF SPECIAL NEW YORK COUNSEL TO THE

ACCOUNT PARTIES]

1. Each of the Letter of Credit Agreements constitutes the legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms.

2. The execution, delivery or performance by each Loan Party of the Letter of Credit Agreements will not contravene any provision of any Applicable Law of the State of New York or any Applicable Law of the United States of America.

3. No Governmental Approval, which has not been obtained or made, is required to be obtained or made by a Loan Party in connection with the execution or delivery of any of the Letter of Credit Agreements by any Loan Party or the enforceability of the Letter of Credit Agreements against any Loan Party.

4. None of the Loan Parties is and, solely after giving effect to the transactions contemplated by the Letter of Credit Agreements, will be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

Exhibit B to the

Letter of Credit Agreement

FORM OF COMPLIANCE CERTIFICATE

Exh B - 1

COMPLIANCE CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFIES THAT:

(1) I am the duly elected Senior Vice President and Treasurer of The Gap, Inc., a Delaware corporation (the “Company”);

(2) I have reviewed the terms of that certain 3-Year Letter of Credit Agreement dated as of May 6, 2005, as amended, supplemented or otherwise modified to the date hereof (said Letter of Credit Agreement, as so amended, supplemented or otherwise modified, being the “Credit Agreement”, the terms defined therein and not otherwise defined in this Certificate (including Attachment No. 1 annexed hereto and made a part hereof) being used in this Certificate as therein defined), by and among the Company, certain subsidiaries thereof, and Citibank, N.A., as LC Issuer, and the terms of the other LC Facility Documents, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by the attached financial statements; and

(3) The examination described in paragraph (2) above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default or Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below.

Set forth below are all exceptions to paragraph (3) above listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Company has taken, is taking or proposes to take with respect to each such condition or event:

[            ]

1

The foregoing certifications, together with the computations set forth in Attachment No. 1 annexed hereto and made a part hereof and the financial statements delivered with this Certificate in support hereof, are made and delivered this              day of                 , 200   pursuant to Section 6.04(c) of the Credit Agreement.

THE GAP, INC.

By
Name:
Title:

Exh. C Page 2

ATTACHMENT NO. 1

TO COMPLIANCE CERTIFICATE

This Attachment No. 1 is attached to and made a part of a Compliance Certificate dated as of             , 200   and pertains to the period from                     , 200   to                    , 200  . Subsection references herein relate to subsections of the Credit Agreement.

A.	Leverage Ratio
(for the four-Fiscal Quarter period ending , 200 )

	1.	Funded Debt	$

	2.	Consolidated Net Income	$

	3.	Consolidated Interest Expense	$

	4.	Provisions for Taxes based on Income	$

	5.	Total Depreciation Expense	$

	6.	Total Amortization Expense	$

	7.	Consolidated EBITDA (2+3+4+5+6)	$

	8.	Leverage Ratio (1:7)	:1.00

	9.	Minimum ratio required under § 6.03	2.25 : 1.00

B.	Fixed Charge Coverage Ratio
(for the four-Fiscal Quarter period ending , 200 )

	1.	Consolidated Net Income	$

	2.	Consolidated Interest Expense	$

	3.	Provisions for Taxes based on Income	$

	4.	Total Depreciation Expense	$

	5.	Total Amortization Expense	$

	6.	Consolidated EBITDA (1+2+3+4+5)	$

	7.	Lease Expense	$

	8.	Consolidated Interest Expense	$

	9.	Fixed Charge Coverage Ratio (6 + 7) : (7+8))	:1.00

	10.	Minimum ratio required under § 6.03	2.00 : 1.00

Attachment No. 1 to Compliance Certificate - Page 1